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Moog Inc.
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EAST AURORA, NEW YORK 14052
PROXY STATEMENT
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 11, 2020
AT THE INTERCONTINENTAL HOTEL
901 BAYFRONT COURT, SAN DIEGO, CA 92101

 TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	1
GENERAL INFORMATION	2
RECORD DATE AND OUTSTANDING SHARES	2
VOTING RIGHTS AND INSTRUCTIONS	2
CERTAIN BENEFICIAL OWNERS	4
Security Ownership - Over 5% of Class	4
Security Ownership - Directors and Officers	5
PROPOSAL 1 - ELECTION OF DIRECTORS	6
Nominees for Election as Directors at the Annual Meeting	6
Directors with Terms Continuing Beyond Annual Meeting	8
CORPORATE GOVERNANCE	9
COMPENSATION OF DIRECTORS	14
2019 DIRECTOR COMPENSATION	14
COMPENSATION DISCUSSION AND ANALYSIS	16
Introduction	16
Executive Summary	16
Compensation Philosophy and Objectives	17
Roles and Governance	17
Market Assessment	18
Direct Compensation Components of the Executive Compensation Program	19
Other Benefits and Perquisites	10
Competitive Analysis of Total Direct Compensation	21
The Process Used to Determine Compensation	22
RISK REVIEW	24
THE EXECUTIVE COMPENSATION COMMITTEE REPORT	24
2019 EXECUTIVE COMPENSATION DATA	25
Distinguishing “Awarded” Pay from “Reported” Pay	25
2019 SUMMARY COMPENSATION TABLE	26
2019 GRANTS OF PLAN-BASED AWARDS	28
OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END	29
2019 OPTION AND SAR EVERCISES AND STOCK VESTED	31
EQUITY COMPENSATION PLAN INFORMATION	32
PENSION BENEFITS	33
2019 PENSION BENEFITS TABLE	35
2019 NON-QUALIFIED DEFERRED COMPENSATION	35
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	36
CEO PAY RATIO	39
DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE	40
AUDIT COMMITTEE REPORT	40
AUDIT FEES AND PRE-APPROVAL POLICY	41
PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
PROPOSALS OF SHAREHOLDERS FOR 2020 ANNUAL MEETING	42

East Aurora, New York 14052-0018
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Moog Inc. (the "Company") will be held at The InterContinental Hotel, 901 Bayfront Court, San Diego, CA 92101, on Tuesday, February 11, 2020, at 9:00 a.m. PST, for the following purposes:
1.    To elect four directors of the Company, two of whom will be Class A directors elected by the holders of Class A shares and two of whom will be Class B directors elected by the holders of Class B shares. One Class A director will serve a one-year term expiring in 2021, the other Class A director as well as the two Class B directors will each serve three-year terms expiring in 2023, or until the election and qualification of their successors.
2.    To consider and ratify the selection of Ernst & Young LLP, independent registered certified public accountants, as auditors of the Company for the 2020 fiscal year.
3.    To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
The Board of Directors has fixed the close of business on December 17, 2019 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting.
SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, MARK, SIGN AND RETURN THE PROXY CARD OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.
By Order of the Board of Directors
 Robert J. Olivieri, Secretary
Dated: East Aurora, New York
December 30, 2019
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 11, 2020:
This Proxy Statement and the 2019 Annual Report to Shareholders are available for review online at
http://www.moog.com/proxy.

East Aurora, New York 14052-0018

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THE INTERCONTINENTAL HOTEL
901 BAYFRONT COURT, SAN DIEGO, CA 92101
ON FEBRUARY 11, 2020
GENERAL INFORMATION
This Proxy Statement is furnished to shareholders of record as of the close of business on December 17, 2019 by the Board of Directors of Moog Inc. (the “Company” or "Moog"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on February 11, 2020, at 9:00 a.m. PST, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be first made available to shareholders on or about December 30, 2019.
If the form of proxy is properly executed and returned or the internet or telephone voting options described on the proxy are used, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy in accordance with the recommendations of the Board of Directors.
Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company, Robert J. Olivieri, c/o Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Suite 100, Buffalo, New York 14202.
RECORD DATE AND OUTSTANDING SHARES
The Board of Directors has fixed the close of business on December 17, 2019 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On December 17, 2019, the Company had outstanding and entitled to vote a total of 32,222,014 shares of Class A common stock (“Class A shares”) and 4,222,776 shares of Class B common stock (“Class B shares”).
VOTING RIGHTS AND INSTRUCTIONS
Holders of a majority of each of the Class A and Class B shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.
Holders of Class A shares are entitled to elect at least 25% of the Board of Directors, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining six directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share, and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting.
The Class A directors and Class B directors will be elected by a plurality of the votes cast by the respective class. The ratification of the auditors and other matters submitted to the meeting that would not require a separate class vote by law may be adopted by a majority of the Class A and Class B shares, voting together as a single class, cast in favor of or against the proposal, a quorum of holders of Class A shares and Class B shares being present.

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder. A broker or nominee holding shares for a shareholder in “street name” may not vote on matters such as the election of directors, unless the broker or nominee receives specific voting instructions from the shareholder. As a result, absent specific instructions, brokers or nominees may not vote a shareholder’s shares on Proposal 1, the election of directors. Such shares will be considered “broker non-votes” for such proposal. Broker non-votes in connection with the election of one or more nominees for director will not constitute a vote cast and will therefore have no effect on the outcome of the vote. In addition, with respect to Proposal 1, the election of directors, a "withhold" vote will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors. In accordance with New York law, abstentions and broker non-votes are also not counted in determining the votes cast in favor of or against Proposal 2, the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2020 fiscal year, and therefore will not affect the outcome of such vote.
Therefore, it is particularly important for shareholders holding shares in “street name” to instruct their brokers as to how they wish to vote their shares.

CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP — OVER 5% OF CLASS
The only persons known by the Company to own beneficially more than five percent of the Class A shares or Class B shares as of December 17, 2019 are set forth below.

Name and Address of Beneficial Owner	Class A Common Stock		Class B Common Stock (1)
	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. (2)	5,368,703	16.7	—	—
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc. (2)	3,398,911	10.5	—	—
100 Vanguard Blvd.
Malvern, PA 19355
FMR LLC (2)	3,291,169	10.2	—	—
245 Summer Street
Boston, MA 02210
Moog Inc. Retirement Savings Plan “RSP” (3)	—	—	1,367,070	32.4
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Inc. Stock Employee Compensation Trust, as amended “SECT” (2) (4)	425,148	1.3	908,594	21.5
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Inc. Supplemental Retirement Plan Trust, as amended "Trust" (2) (5)	—	—	826,170	19.6
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)
Holdings are derived from the most recent Schedule 13D or 13G filings and, to the extent applicable, are updated for aggregate positions reported by Bloomberg L.P. based upon the most recent Schedule 13F filings.

(3)
These shares are allocated to individual participants under the RSP and are voted by Great-West Trust Company, LLC, Greenwood Village, Colorado, the Trustee as of the record date, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received will be voted in accordance with instructions on the proxy card. As of December 17, 2019, a total of 6,113 of the allocated Class B shares were allocated to accounts of officers and are included in the shares reported in the table on the next page for “All directors and officers as a group.”

(4)
The SECT acquires Class A shares and Class B shares that become available for subsequent use in the RSP or other Moog employee benefit plans. The SECT will terminate on the earlier of (a) the date the SECT no longer holds any assets or (b) a date specified in a written notice given by the Board of Directors to the Trustee. The Trustee of the SECT is Robert T. Brady. The Trustee’s powers and rights include, among others, the right to retain or sell SECT assets; borrow from the Company or third party lenders upon direction from an administrative committee and enter into related loan agreements; vote or give consent with respect to securities held by the SECT in the Trustee’s sole discretion; employ accountants and advisors as may be reasonably necessary; utilize a custodian to hold, but not manage or invest, assets held by the SECT; and consult with legal counsel.

(5)
The Trust was established in 1992 as a funding vehicle for the Moog Inc. Plan to Equalize Retirement Income and Supplemental Retirement Plan (the “PERI-SERP”), and the assets of the Trust, including the Class B shares held by the Trust, are available to fund the Moog’s obligations under the SERP and held for the benefit of the participants of the SERP. The Trustee of the Trust is John D. Hendrick. The Trustee has the sole power to direct the vote and to dispose or direct the disposition of all of the 826,170 Class B shares held by the Trust.

SECURITY OWNERSHIP – DIRECTORS AND OFFICERS
The beneficial ownership of each director, each named executive officer (“NEO”), and for “all directors and officers as a group” as of December 17, 2019 is provided in the following table. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable stock appreciation rights (“SARs”), or SARs that become exercisable within 60 days of December 17, 2019.

	Class A Common Stock				Class B Common Stock (1)
	Amount and Nature of Beneficial Ownership				Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares	Shares Subject to Options/SARs Exercisable within 60 days (2)(3)	Total Shares	Percent Of Class	Shares	Shares Subject to Options/SARs Exercisable within 60 days (2)(3)	Total Shares	Percent Of Class
Directors
Janet M. Coletti (nominee)	—	—	—	*	989	—	989	*
Donald R. Fishback (4)	15,223	39,280	54,503	*	5,106	3,650	8,756	*
William G. Gisel, Jr.	—	1,712	1,712	*	4,075	593	4,668	*
Peter J. Gundermann	779	3,343	4,122	*	4,075	593	4,668	*
Kraig H. Kayser (nominee)	25,251	3,343	28,594	*	4,075	593	4,668	*
R. Bradley Lawrence	1,000	—	1,000	*	5,075	593	5,668	*
Brian J. Lipke	7,634	3,343	10,977	*	4,075	593	4,668	*
Brenda L. Reichelderfer (nominee)	650	—	650	*	4,075	—	4,075	*
John R. Scannell (5) (nominee)	33,503	51,719	85,222	*	8,426	7,040	15,466	*
Named Executive Officers (6)
R. Eric Burghardt	625	—	625	*	4,315	3,650	7,965	*
Mark J. Trabert	—	—	—	*	5,651	2,069	7,720	*
Maureen M. Athoe	5,237	4,054	9,291	*	3,243	3,650	6,893	*
All directors and officers as a group (16 persons) (7)	94,489	142,665	237,154	*	64,377	29,189	93,566	2.2
*    Does not exceed one percent of class.

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)
Includes shares related to SARs. The number of shares issuable upon exercise of SARs is calculated for net settlement based upon the excess of the market price on December 17, 2019 over the exercise price of the SARs.

(3)
Excludes performance-based restricted stock units (“PSUs”) held but not earned as NEOs may not direct the voting of their PSUs. The number and terms of PSUs awarded to each NEO are provided in greater detail in the Compensation Discussion and Analysis (“CD&A”) and 2019 Grant of Plan-Based Awards table.

(4)	Denise Fishback, Mr. Fishback's spouse, is the beneficial owner of 34,729 Class A shares, which are not included in the numbers reported.

(5)	Eileen Scannell, Mr. Scannell's spouse, is the beneficial owner of 26,057 Class A shares, which are not included in the numbers reported.

(6)	Messrs. Fishback and Scannell are also Named Executive Officers. Beneficial ownership information for each appears under the heading “Directors” above.

(7)
“All directors and officers as a group” consists of the directors, the NEOs and all other executive officers as of December 17, 2019. Balances do not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed. Certain officers and directors of the Company have entered into an agreement among themselves and with the RSP, the Employee Retirement Plan ("ERP") and the Company, which provides that prior to selling Class B shares obtained through exercise of a non-statutory option, the non-selling officers and directors, the RSP, the ERP and the Company have an option to purchase the shares being sold.

DELINQUENT SECTION 16(a) REPORTS
Except as noted below, during fiscal 2019, the executive officers and directors of the Company timely filed with the Securities and Exchange Commission the required reports under Section 16(a) of the Securities Exchange Act of 1934 regarding their beneficial ownership of Company securities. The sale of Class A shares in September 2019 by R. Eric Burghardt, a Vice President of the Company, was reported on a late Form 4 filed on September 16, 2019. The sale of Class A shares in September 2019 by Patrick J. Roche, a Vice President of the Company, was reported on a late Form 4 filed on September 18, 2019. As a practical matter, the Company assists its officers and directors by monitoring transactions and completing and filing Section 16 reports on their behalf.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors is comprised of two classes of directors, Class A directors and Class B directors, elected by holders of Class A shares and holders of Class B shares, respectively. Within each class of directors there exist three subclasses, such that each of the subclasses is nearly equal in number.
Four directors are to be elected at the meeting, of which two are to be Class A directors elected by the holders of the outstanding Class A shares, and of which two are to be Class B directors elected by the holders of the outstanding Class B shares. Ms. Coletti will be elected by the holders of the Class A shares to hold office for a one-year term expiring in 2021, while Mr. Kayser will be elected by the holders of the Class A shares and Ms. Reichelderfer and Mr. Scannell will be elected by the holders of the Class B shares each to hold office for a three-year term expiring in 2023, or until the election and qualification of their successors.
For each properly executed proxy, the persons named in the proxy will vote Class A shares for the election of the Class A nominees named in the following table, and Class B shares for the election of the Class B nominees named in the following table, unless the proxy directs otherwise or is revoked. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named.
The Company’s current Board of Directors, including the nominees for director, share certain characteristics, experience and capabilities critical to effective board membership. Sound business judgment essential to intelligent and effective decision-making, experience at the policy-making level, relevant educational background, integrity, honesty and the ability to work collaboratively are some of the attributes possessed that qualify them to serve on the Board. The specific employment and leadership experiences, knowledge and capabilities of both the nominees for director and standing directors are further described in their biographies on the following pages.
Certain information regarding nominees for Class A and Class B directors, as well as those Class A and Class B directors whose terms of office continue beyond the date of the 2020 Annual Meeting of Shareholders, is set forth in the following tables. Messrs. Scannell and Kayser and Ms. Reichelderfer have previously served as directors and have been elected as directors at prior annual meetings. Ms. Coletti has not previously been elected as a director at a prior annual meeting of shareholders. Ms. Coletti was appointed as a director in November 2019, and has been brought forward as a qualified individual to serve as a director by the Nominating and Governance Committee.
NOMINEES FOR ELECTION AS DIRECTORS AT THE ANNUAL MEETING

Name	Age	First Elected Director	Expiration of Proposed Term	Position
Nominees for Class B Director
Brenda L. Reichelderfer	61	2016	2023	Director
John R. Scannell	56	2012	2023	Chief Executive Officer; Chairman of the Board; and Director
Nominee for Class A Director
Janet M. Coletti	56	2020	2021	Director
Kraig H. Kayser	59	1998	2023	Director
The Board of Directors recommends a vote "FOR" the election of each of the Nominees listed above for Director.
Ms. Reichelderfer is a board director and retired Senior Vice President and Managing Director at TriVista, a global management consulting firm in the private equity sector. Ms. Reichelderfer joined TriVista in 2008 and also served as the company’s Global Head of Aerospace and Defense. Previously, she spent over 25 years in executive leadership positions at ITT Corporation, including Group President of the Motion & Flow Control and subsequently the Electronics Divisions. She received a B.S. in Electrical Engineering from Ohio Northern University and is a graduate of the executive leadership program at the Fuqua School of Business at Duke University. The Company believes Ms. Reichelderfer’s extensive experience in general management, engineering and operations, along with her knowledge of the aerospace and industrial industries, make her highly qualified to serve as a director.

Mr. Scannell joined the Company in 1990 as an Engineering Manager of Moog Limited in Ireland and later moved to Germany to become Operations Manager of Moog GmbH. In 1999, he became the General Manager of Moog Limited in Ireland, and in 2003 moved to the Aircraft Group as the Boeing 787 Program Manager and was subsequently named Director of Contracts and Pricing and elected a Vice President of the Company in 2005. He was elected Chief Financial Officer in 2007, a position he held until December 2010, at which time he was elected President and Chief Operating Officer. In December 2011, Mr. Scannell was elected Chief Executive Officer and was named Chairman of the Board in January 2014. In addition to an M.B.A. from The Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. The Company believes Mr. Scannell’s range of management experience in engineering, operations management, contracts and finance, along with his in-depth knowledge of the Company’s markets, products and technologies, make him highly qualified to serve as a director.
Ms. Coletti is an Executive Vice President of M&T Bank, overseeing the bank's Human Resources Division since March 2015. Ms. Coletti served as the head of Business Banking of M&T Bank from 2010 to March 2015. Ms. Coletti began her career with M&T Bank in 1985 as part of M&T's Management Development Program. Ms. Coletti holds a B.A. in Economics from Mount Holyoke College. Ms. Coletti's extensive background in banking supplemented with her understanding of recruiting, leadership development, compensation, benefits, diversity and inclusion, and employee relations, provides the Board with greater insight into banking as well as employee engagement, making her highly qualified to serve as a director.
Mr. Kayser is President and CEO of Seneca Foods Corporation headquartered in Marion, New York. Prior to assuming his current position in 1993, Mr. Kayser was Seneca Food’s Chief Financial Officer. He received a B.A. from Hamilton College and an M.B.A. from Cornell University. The Company believes Mr. Kayser’s financial and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, and experience as President of a large publicly traded corporation, makes him highly qualified to serve as a director.

DIRECTORS WITH TERMS CONTINUING BEYOND ANNUAL MEETING

Name	Age	First Elected Director	Expiration of Term	Position
Class B Directors
Donald R. Fishback	63	2015	2021	Vice President; Chief Financial Officer; and Director
William G. Gisel, Jr.	67	2012	2021	Director
Peter J. Gundermann	57	2009	2022	Director
Brian J. Lipke	68	2003	2021	Director
Class A Directors
R. Bradley Lawrence	72	2015	2022	Director
Mr. Fishback joined the Company in 1981 after working as a Certified Public Accountant for Deloitte LLP. He became Corporate Controller in 1985 and in 2007 was named Vice President of Finance, a position he held until December 2010, at which time he was elected Chief Financial Officer. Mr. Fishback holds a B.A. in Business from Westminster College in Pennsylvania, an M.B.A. from University at Buffalo, The State University of New York and completed The Harvard Business School Advanced Management Program. The Company believes Mr. Fishback’s in-depth financial and managerial expertise and thorough understanding of the Company’s operations make him highly qualified to serve as a director.
Mr. Gisel is transitioning from CEO to Executive Vice Chairman of Rich Products Corporation, headquartered in Buffalo, New York effective January 1, 2020. Mr. Gisel started his career at Bankers Trust Company in 1974, and after completing law school in 1978, he joined the law firm Phillips Lytle LLP. Mr. Gisel joined Rich Products in 1982, serving as the company’s first General Counsel. In 1988, Mr. Gisel was named Vice President of the International Division. In 1996, he assumed the position of President of Rich’s Food Group and Chief Operating Officer and, in 2006, he was appointed CEO. He earned a B.A. from Williams College, a Juris Doctorate from the Emory University School of Law and has an M.B.A. from the University of Rochester William E. Simon Graduate School of Business Administration. The Company believes Mr. Gisel’s experience as President and CEO of a large, multi-national company makes him highly qualified to serve as a director.
Mr. Gundermann is President and CEO of Astronics Corporation, a publicly traded aerospace and defense company headquartered in East Aurora, New York. Mr. Gundermann joined Astronics in 1988, has been a director since 2000 and has held his current position as President and CEO since 2003. He received a B.A. in Applied Mathematics and Economics from Brown University and an M.B.A. from Duke University. The Company believes Mr. Gundermann’s in-depth understanding of the aerospace and defense industry and his significant high level management experience as President and CEO of Astronics Corporation make him highly qualified to serve as a director.
Mr. Lipke retired as CEO of Gibraltar Industries, Inc., headquartered in Buffalo, New York, in December 2014 and served as Chairman of the Board through May 2015. Mr. Lipke started his career with Gibraltar in 1972, became President in 1987 and Chairman of the Board in 1993. Mr. Lipke attended the SUNY College of Technology at Alfred and the University of Akron. The Company believes Mr. Lipke’s extensive managerial experience at both the officer and director level, reflected by his tenure as Chairman of the Board and CEO of Gibraltar Industries, Inc., makes him highly qualified to serve as a director.
Mr. Lawrence retired as President and CEO of Esterline Technologies Corporation in October 2013 and served as Executive Chairman of the Board through March 2014. Mr. Lawrence joined Esterline in 2002, was named President in July 2009, Chief Executive Officer in November 2009 and Chairman of the Board in March 2012. He received a B.S. in Business Administration from Pennsylvania State University and an M.B.A. from University of Pittsburgh. The Company believes Mr. Lawrence’s experience in the aerospace and defense industry as President, CEO and Chairman of the Board of a large public company makes him highly qualified to serve as a director.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES
Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by Directors in connection with Board and committee evaluations.
Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.moog.com by selecting Investors and then Corporate Governance. Shareholders may request a free printed copy of our Corporate Governance Guidelines from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.
BUSINESS ETHICS CODE OF CONDUCT
We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Statement of Business Ethics is available on our website at www.moog.com by selecting Investors and then Corporate Governance Guidelines. Shareholders may request a free printed copy of our Statement of Business Ethics from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.
COMMUNICATIONS WITH DIRECTORS
The Board of Directors has provided a process by which shareholders or other interested parties can communicate with the Board of Directors, with the non-management directors as a group or with the chair of the Board of Directors executive sessions. All such questions or inquiries should be directed to the Secretary of the Company, Robert J. Olivieri, c/o Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Suite 100, Buffalo, New York 14202. Mr. Olivieri will review and communicate pertinent inquiries to the Board or, if requested, the non-management directors as a group or the chair of the Board of Directors executive sessions.
LEADERSHIP STRUCTURE
John R. Scannell was named Chief Executive Officer in December 2011 and Chairman of the Board in January 2014. The Board has determined that at this time it is in the best interest of the Company and its shareholders for one person to serve as Chairman of the Board and Chief Executive Officer and that it is unnecessary at this time to designate a specific lead independent director. The Company believes this is the appropriate leadership structure because Mr. Scannell is able to employ the experience and perspective gained over the past 29 years in his various roles of increasing responsibility at the Company to guide the Board effectively and efficiently in managing the property, affairs and business of the Company. While the Board believes this is the most appropriate structure at this time, it recognizes that there may be circumstances in the future that would lead to separate individuals serving in each capacity.
BOARD ROLE IN RISK OVERSIGHT
The Board is responsible for consideration and oversight of the risks facing the Company, managing this both directly and through standing committees of the Board. The Board is kept informed by various reports provided to it on a regular basis, including reports made by management at the Board and committee meetings. The Audit Committee performs a central oversight role with respect to financial and compliance risks and regularly reviews these risks with the full Board. The Executive Compensation Committee reviews and discusses with management the impact of the Company’s compensation policies and practices on risk taking within the Company. The committee roles are discussed in more detail later in this Proxy Statement.
STOCK OWNERSHIP GUIDELINE

In August 2018, the Board adopted stock ownership guidelines for the Company's chief executive officer, other members of the Company's management executive team, and the directors of the Company. Pursuant to these stock ownership guidelines, each director is expected to own shares of the Company's stock having a value equal to at least three times the annual cash component of his or her director fee. Similarly, pursuant to these stock ownership guidelines, the Company's chief executive officer and the other member of the Company's management executive team are expected to own shares of the Company's stock having a value equal to at least five times and three times, respectively, of his or her annual salary. In calculating stock ownership value, all direct holdings as well as the share value equivalent of vested options and SARs are considered. Currently there is no time limit to achieve the expected level of share ownership pursuant to these stock ownership guidelines.
INSIDER TRADING AND HEDGING POLICY
All of the Company's directors, officers and employees are subject to Moog’s Insider Trading Policy. As part of this Insider Trading Policy, the Company’s directors, officers and employees are prohibited from engaging (i) in any short sales of the Company’s securities, (ii) in any transaction involving puts, calls and other derivative instruments that relate to or involve the Company’s securities or (iii) in any hedging or other monetization transactions or similar arrangements involving the Company’s securities, including prepaid variable forward contracts, forward sale or purchase contracts, equity swaps, collars or exchange funds.This policy effectively serves as the Company's anti-hedging policy.

DIRECTOR INDEPENDENCE
Under the independence standards set forth at 303A.02 of the New York Stock Exchange Listed Company Manual, the Board of Directors has affirmatively determined that the following non-management directors consisting of Messrs. William G. Gisel, Jr., Peter J. Gundermann, Kraig H. Kayser, R. Bradley Lawrence, Brian J. Lipke, and Ms. Brenda L. Reichelderfer are independent. Under these standards, the Board has also determined that all standing Board committees, other than the Executive Committee, are composed entirely of independent directors.
EXECUTIVE SESSIONS
The Company’s Corporate Governance Guidelines provide that the non-management directors meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to, or following, regularly scheduled Board meetings. Each executive session is chaired by an independent director. Kraig H. Kayser was the chair for each of the executive sessions held during fiscal 2019. The Audit Committee meets with the Company’s independent auditors in regularly scheduled executive sessions, with the Audit Committee chairperson presiding over such sessions.
BOARD OF DIRECTORS COMMITTEE MEETINGS AND MEMBERS
During fiscal 2019, the Board of Directors held five meetings. The following were the standing committees of the Board of Directors for fiscal 2019 and the number of meetings each committee held during fiscal 2019:

Director (1)	Audit Committee	Executive Committee	Executive Compensation Committee	Nominating and Governance Committee
Donald R. Fishback	—	M	—	—
William G. Gisel, Jr.	—	—	C	M
Peter J. Gundermann	M	—	M	—
Kraig H. Kayser	C	—	—	M
R. Bradley Lawrence	M	—	M	—
Brian J. Lipke	—	—	M	C
Brenda L. Reichelderfer	M	—	—	M
John R. Scannell	—	C	—	—
Number of Meetings Held	5	—	2	1
(1) Ms. Coletti joined the Board in November 2019, and therefore did not serve on any C = Chair / M = Member committees during fiscal 2019.
In addition to these formal meetings, the Board and its standing committees may also act by unanimous written consent when appropriate. For various reasons, Board members may not be able to attend a Board meeting in person or by teleconference. All Board members are provided information related to each of the agenda items before each meeting, and, therefore, can provide counsel outside the confines of regularly scheduled meetings. Each director attended at least 75% of the aggregate of the Board of Directors meetings and the committee meetings of which committee he or she was a member during fiscal 2019.
It is the Company’s policy that, to the extent reasonably practicable, Board members are expected to attend shareholder meetings. With the exception of Ms. Coletti, who joined the Board in November 2019, all of the directors attended the 2019 Annual Meeting of Shareholders held on February 12, 2019.
NOMINATING AND GOVERNANCE COMMITTEE
The Nominating and Governance Committee is composed solely of independent Directors, and participates in the search for qualified directors. The criteria for selecting nominees for election as directors of the Company includes experience in the operation of large public or private organizations, as well as accomplishments, education, capabilities, high personal and professional integrity and the willingness to represent the interests of all shareholders and not of any special interest group. From time to time, the Nominating and Governance Committee will engage a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees. After conducting an initial evaluation of a candidate, the Nominating and Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director and will also ask the candidate to meet with other directors and management. If the Nominating and Governance Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board that candidate’s nomination for election.
The Nominating and Governance Committee does not have a formal written policy with regard to considering diversity in identifying nominees for director, but, when considering director candidates, it seeks individuals with backgrounds and capabilities that, when combined with those of the Company’s other directors, bring a broad range of complementary skills, expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive and effective Board. Diversity considerations for a director nominee may vary at any time according to the particular area of expertise being sought to complement the existing Board composition.

A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the procedures outlined in the Company’s by-laws. In making a nomination, shareholders should take into consideration the criteria set forth above and in the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee will use the same process for evaluating candidates for director regardless of source of such nomination, including from a shareholder. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website at www.moog.com.
The Nominating and Governance Committee held one meeting in fiscal 2019 and on November 11, 2019, met and nominated Mr. Kayser, Mr. Scannell, Ms. Reichelderfer, and Ms. Coletti for election at the 2020 Annual Meeting of Shareholders.
AUDIT COMMITTEE
The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Independent Registered Public Accounting Firm's qualifications and independence, and the performance of the Company’s internal audit function and the Independent Registered Public Accounting Firm. The Audit Committee has the sole authority to retain and terminate the Independent Registered Public Accounting Firm and is directly responsible for the compensation and oversight of the work of the Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the Independent Registered Public Accounting Firm the annual audited and quarterly financial statements, the disclosures in the Company’s annual and quarterly reports under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” critical accounting policies and practices used by the Company, the Company’s internal control over financial reporting, and the Company’s major financial risk exposures. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website.
All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has determined all Audit Committee members are audit committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee held five meetings in fiscal 2019, in person and by telephone conference. On a regular basis, the Audit Committee met with the Company’s internal auditors and met separately with the Independent Registered Public Accounting Firm and management.
EXECUTIVE COMPENSATION COMMITTEE
The Executive Compensation Committee is responsible for discharging the Board of Directors’ duties relating to executive compensation, including making all decisions regarding compensation of the executive officers and is responsible for administering the Company’s executive compensation program. The Executive Compensation Committee reviews both short-term and long-term corporate goals and objectives with respect to compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and discusses with management the impact of Moog’s compensation policies and practices on risk-taking within the Company. The Executive Compensation Committee evaluates, at least once a year, the performance of the CEO and other executive officers in light of these goals and objectives and, based on these evaluations, approves the compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and recommends to the Board incentive compensation plans that are subject to the Board’s approval.
The Executive Compensation Committee is responsible for approving stock incentive awards to executive officers and key employees. The Executive Compensation Committee reviews management recommendations regarding awards to both executive officers and key employees, evaluating such potential awards in relation to overall compensation levels. The Executive Compensation Committee also reviews such awards with consideration for the potential dilution to shareholders, and limits stock awards such that the potential dilutive effect is within normally accepted practice. With regard to stock incentive grants to directors, such grants are approved by the full Board of Directors. The Executive Compensation Committee held two meetings in fiscal 2019.
All of the Executive Compensation Committee members meet the independence requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Executive Compensation Committee. A copy of the charter is available on the Company’s website.
During fiscal 2019, the Executive Compensation Committee utilized data provided in a report prepared by Korn Ferry, an independent professional compensation consulting firm, to assist and guide the Executive Compensation Committee. The Korn Ferry data was used to compare Moog’s executive compensation program with current industry trends, and to benchmark individual officer compensation levels against our peer group and Korn Ferry’s wider executive database. This report was also used to establish the compensation level of our CEO. Our CEO makes recommendations to the Executive Compensation Committee regarding the compensation levels of other executive officers.
Moog used Korn Ferry for compensation consultation services, which are provided independently of the services to the Executive Compensation Committee. The amount of fees for these additional services performed by Korn Ferry was approximately $80,000 for fiscal 2019. The Executive Compensation Committee has assessed the independence of Korn Ferry pursuant to New York Stock Exchange rules and concluded that no conflict of interest exists that would prevent Korn Ferry from independently providing services to the Executive Compensation Committee.
Additional information regarding the Executive Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed in the “Compensation Discussion and Analysis” section.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Executive Compensation Committee was an officer or employee of Moog during the last fiscal year, was formerly an officer of Moog, or has any relationships with Moog requiring disclosure under any paragraph of Item 404 of Regulation S-K. During fiscal year 2019, no executive officer of Moog has served on the compensation committee of any company that employs a director of Moog, expect for Mr. Scannell who serves on M&T Bank Corporation's Executive Compensation Committee.
RELATED PARTY TRANSACTIONS
We use a combination of Company policies and established review procedures, including adherence to New York Stock Exchange Listing standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate. We do not maintain these policies and procedures under a single written policy.
The Nominating and Governance Committee is responsible for developing, recommending and reviewing annually the Company's Corporate Governance Guidelines to comply with state and federal laws and regulations, and with New York Stock Exchange Listing Standards. The Board of Directors is further required to meet the independence standards set forth in the New York Stock Exchange Listed Company Manual. The Audit Committee is responsible for the review, approval or ratification of any related party transactions as noted in the “Compliance Oversight Responsibilities” section of the Charter of the Audit Committee of the Board of Directors. Our Statement of Business Ethics, which applies to all directors, executive officers and employees, provides guidance on matters such as conflicts of interest and procurement integrity, among others.
We require that each director and executive officer complete a questionnaire quarterly. The questionnaire requires positive written affirmation regarding related party transactions that may constitute a conflict of interest, including: any transaction or proposed transaction in excess of $120,000 involving the director or executive officer or an immediate family member and the Company, a subsidiary or any pension or retirement savings plan; any indebtedness to the Company; dealings with competitors, suppliers or customers; any interest in real or personal property in which the Company also has an interest; and the potential sale of any real or personal property or business venture or opportunity that will be presented to the Company for consideration. In addition, we collect quarterly updates to this questionnaire throughout the year. We review each questionnaire to identify any transactions or relationships that may constitute a conflict of interest, require disclosure, or affect an independence determination.
Any such transactions with the directors, executive officers, their immediate family members or any 5% shareholder are reviewed by the Audit Committee, and, when necessary, the full Board of Directors. These reviews are intended to ensure any such transactions are conducted on terms as fair as if they were on an arm’s length basis and do not conflict with the director’s or executive officer’s responsibilities to the Company. If the Audit Committee or Board of Directors were to determine that a transaction is not on terms as fair as if it were on an arm’s length basis, the transaction would be modified such that the transaction were as fair as if it were on an arm’s length basis. The Audit Committee and Board of Directors place significant reliance on their collective business judgment, experience and expertise in their review and deliberations.
For situations in which it is either clear that a conflict of interest exists or there is a potential conflict of interest, the related director or executive officer is obligated to recuse themself from any discussion on the business arrangement. That director or executive officer does not participate in approving or not approving the related transaction. The remaining members of the Board of Directors make those determinations.
During fiscal 2019, there was no related party transaction required to be reported under Item 404(a) of Regulation S-K that was required to be reviewed as a related party transaction under the Company’s policies and procedures.
OTHER DIRECTORSHIPS
Current directors and director nominees of the Company are presently serving or have served at any time during the past five years on the following boards of directors of other publicly traded companies:

Director	Company
William G. Gisel, Jr.	KeyCorp
Peter J. Gundermann	Astronics Corporation
Kraig H. Kayser	Seneca Foods Corporation
Brian J. Lipke	Gibraltar Industries, Inc. (1)
Brenda L. Reichelderfer	Federal Signal Corporation, Meggitt PLC (2)
John R. Scannell	Albany International, M&T Bank Corporation

(1)	As of June 2015, Mr. Lipke no longer serves as a director of Gibraltar Industries, Inc. as he retired from the board in his capacity as Executive Chairman.

(2)	As of April 2017, Ms. Reichelderfer no longer serves as a director of Meggitt PLC as she retired from the board immediately preceding the 2017 annual meeting.

WEBSITE ACCESS TO INFORMATION
The Company’s internet address is www.moog.com. The Company has posted to the investor information portion of its website its Corporate Governance Guidelines, Board committee charters (including the charters of its Audit, Executive Compensation and Nominating and Governance Committees) and Statement of Business Ethics. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company’s Investor Relations department by calling (716) 687-4225 or by email to investorrelations@moog.com.
DISCONTINUE MULTIPLE MAILINGS
If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize Moog to discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to Moog Inc., Attention: Investor Relations, 400 Jamison Road, East Aurora, New York 14052, or send your request to Investor Relations via electronic mail at investorrelations@moog.com. Please include the exact share registration as it is shown on the address label(s) for your mailing(s).

COMPENSATION OF DIRECTORS

The aggregate cash remuneration for attending Board and committee meetings for all non-management directors, excluding reimbursement of out-of-pocket expenses, was $480,000 for fiscal 2019.
During fiscal 2019, stock awards with a grant date fair value of $80,030 were granted to each non-management director under the 2014 Moog Inc. Long Term Incentive Plan (the “2014 LTI Plan”), which provides that awards in a certain number of underlying Class A shares or Class B shares may be granted to non-employee directors. Messrs. Gisel, Gundermann, Kayser, Lawrence, Lipke, and Ms. Reichelderfer each were granted 998 Class B shares.
— 2019 DIRECTOR COMPENSATION* —

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Total
William G. Gisel, Jr.	$80,000	$80,030	—	$160,030
Peter J. Gundermann	$80,000	$80,030	—	$160,030
Kraig H. Kayser	$80,000	$80,030	—	$160,030
R. Bradley Lawrence	$80,000	$80,030	—	$160,030
Brian J. Lipke	$80,000	$80,030	—	$160,030
Brenda L. Reichelderfer	$80,000	$80,030	—	$160,030
* Ms. Coletti was not a director of the Company during fiscal 2019.

(1)
This column shows the aggregate grant date fair value of Class B shares granted in fiscal 2019. The following table shows the number of Class B shares granted to each non-employee director during fiscal 2019.

Name	Grant Date	Common Stock	Number of Shares Awarded	Market Price on Grant Date
William G. Gisel, Jr.	11/13/2018	Class B	998	$80.19
Peter J. Gundermann	11/13/2018	Class B	998	$80.19
Kraig H. Kayser	11/13/2018	Class B	998	$80.19
R. Bradley Lawrence	11/13/2018	Class B	998	$80.19
Brian J. Lipke	11/13/2018	Class B	998	$80.19
Brenda L. Reichelderfer	11/13/2018	Class B	998	$80.19
The aggregate number of SARs on Class A and Class B shares held by each non-employee director as of September 28, 2019 was as follows:

Name	SARs on Moog Class B Shares	SARs on Moog Class A Shares
William G. Gisel, Jr.	2,500	5,500
Peter J. Gundermann	2,500	9,625
Kraig H. Kayser	2,500	9,625
R. Bradley Lawrence	2,500	—
Brian J. Lipke	2,500	9,625
Brenda L. Reichelderfer	—	—
EXPENSE REIMBURSEMENT
Non-employee directors are reimbursed for travel and other out-of-pocket expenses in the performance of their duties.
INDEMNIFICATION AGREEMENTS
Moog has indemnification agreements with our directors. These agreements provide that directors are covered under our directors and officers liability insurance, which indemnifies directors to the extent permitted by law and allows for the advance of funds to directors to cover expenses subject to reimbursement if it is later determined indemnification is not permitted.

DEFERRED COMPENSATION PLAN
This plan allows non-employee directors to defer all or part of the director’s cash fees. Directors deferring cash fees must notify the Company of any changes to the elections to defer fees for a calendar year by the end of the preceding calendar year, with new directors having 30 days to make such an election. Directors deferring cash fees accrue interest monthly at the average of the six month Treasury bill rate. During fiscal 2019, two directors participated in this plan. The table below shows the amounts deferred for fiscal 2019.

Name	2019 Fees Percent Deferred	Payment of Deferred Fees from Prior Years
William G. Gisel, Jr.	100%	—
Peter J. Gundermann	—	—
Kraig H. Kayser	100%	—
R. Bradley Lawrence	—	—
Brian J. Lipke	—	—
Brenda L. Reichelderfer	—	—

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This CD&A provides detailed information about the compensation arrangements for the Company’s NEOs:

•	John R. Scannell — Chief Executive Officer; Chairman of the Board; and Director

•	Donald R. Fishback — Vice President; Chief Financial Officer; and Director

•	R. Eric Burghardt — Vice President *

•	Mark J. Trabert — Vice President; President, Aircraft Controls

•	Maureen M. Athoe — Vice President; President, Space and Defense
* Mr. Burghardt served as President, Aircraft Controls through April 2019.
This CD&A includes the Executive Compensation Committee’s compensation philosophy, the objectives of our compensation program and a discussion of each element of compensation paid to the NEOs for our most recent fiscal year.
EXECUTIVE SUMMARY

The objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.
2019 Performance
Fiscal 2019 was a record year for our Company in terms of sales and earnings per share.  Sales were up 7% with the increase shared evenly by Aircraft Controls and Space and Defense Controls.  Earnings per share of $5.11 were up compared with last year’s $2.68 per share that included $1.89 of negative effects associated with tax reform and the decision to exit from the wind pitch controls business.  Cash flows from operating activities in fiscal 2019 of $181 million were negatively affected by a significant increase in unbilled receivables and inventories which is correlated with top line growth and associated with the Company’s focus on strengthening operating performance, particularly in the Aircraft segment.  Capital deployment in fiscal 2019 included paying quarterly dividends totaling $35 million and repurchasing approximately 302,000 shares of Company stock for an aggregate purchase price of $23 million.
2019 Executive Compensation Assessment
The Executive Compensation Committee uses data provided by Korn Ferry, our compensation consultant, to establish competitive salaries for each of the NEOs. Information regarding the compensation consultant and this analysis is provided in greater detail throughout the CD&A.
In our total direct compensation programs (detailed on page 19), each of the three major elements, base salary, short term incentive (“STI”), and long term incentive (“LTI”), are considered independently. However, the Executive Compensation Committee also considers how our total compensation compares with the total compensation of comparable executives in peer organizations.
In summary, the key aspects of the Company’s compensation for the NEOs are as follows:

•	Total Direct Compensation for all NEOs between 46% and 83% of peer group medians, with an average of 61%;

•	Base salaries between 91% and 124% of the peer-group medians, with an average of 105%;

•	Base salary increases tied to market benchmarks, time in position and individual job performance;

•	STI, paid in cash and stock, based upon increases in earnings per share (“EPS”) and free cash flow (“FCF”) conversion;

•	Value of LTI (SAR and PSU awards) between 33% and 72% of peer group median LTIs, with an average of 45%;

•	SAR and PSU awards link NEO compensation to long-term shareholder interests;

•	Shares related to outstanding unexercised stock options and SARs are approximately 0.7% of total outstanding shares;

•	Shares related to outstanding PSU awards are approximately 0.2% of total outstanding shares;

•	Company policy prevents re-pricing option grants and SAR awards;

•	Change in control agreements are double triggered.

The Role of Shareholder Say-On-Pay Votes
The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on February 14, 2018, approximately 97% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Executive Compensation Committee believes this result affirms shareholders’ support of the Company’s approach to executive compensation, and therefore maintained this approach in fiscal 2019. The Executive Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.
COMPENSATION PHILOSOPHY AND OBJECTIVES

The main objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.
Moog seeks to do this by linking annual changes in executive compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the executives’ financial interests with the interests of shareholders. Moog also seeks fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration.
The Company’s executive compensation program aims to take a balanced approach. On the one hand, we recognize that near-term shareholder value can be created by the achievement of near-term results. To reward near-term success, annual salary increases are linked to market rates and individual job performance, and the STI payments reflects annual increases in EPS and FCF conversion. These targets are independent of each other and the payment received under the STI plan ultimately depends on performance against these two criteria. "On target" performance would be EPS growth of 10% and FCF conversion of 100%. The STI is comprised of a cash and stock element, typically paid out in a ratio of cash to stock of 2:1. On the other hand, the Company’s business, particularly in aerospace and defense, requires that executives make decisions and commitments where benefits, in financial terms, take years to develop. The LTI awards are intended to reward long-term success and to align executives’ financial interests with those of long-term shareholders through the award of PSUs in conjunction with SARs under the 2014 LTI Plan. The PSUs vest conditionally based on a three-year performance period, using total sales and operating margin targets.
The Company believes that its total executive compensation program maintains alignment between both short and long term incentives and Company performance and the interests of shareholders. The metrics selected for linkage to these plans were chosen because of their profile within the Company as key performance indicators.
ROLES AND GOVERNANCE

 The Executive Compensation Committee
The Executive Compensation Committee of the Board is composed solely of independent, non-employee directors. The Executive Compensation Committee meets to determine CEO compensation, and has final approval on all elements of officer compensation. Any changes in benefit plans which affect executive officers are presented to the Executive Compensation Committee for review and approval, prior to presentation to the entire Board.
For fiscal 2019, this committee was comprised of the following members:

William G. Gisel, Chair	R. Bradley Lawrence
Peter J. Gundermann	Brian J. Lipke

Independent Consultant
The Executive Compensation Committee selects and retains the services of Korn Ferry, our compensation consultant, to provide professional advice on the Company’s executive officer compensation. Korn Ferry is retained directly by the Executive Compensation Committee and works directly with the Executive Compensation Committee’s chairman. Korn Ferry advises on the design of compensation arrangements and provides an independent market assessment of peer companies, using Korn Ferry’s Job Evaluation methodology and general industry compensation and practices.
The compensation consultant works with management to collect information, to solicit management’s input and to understand Moog’s plans, goals and actual performance. The consulting relationship is reviewed by the Executive Compensation Committee annually to determine its satisfaction with the services and advice provided by the compensation consultant.
See “Executive Compensation Committee” on page 11 for more information about the services provided by Korn Ferry and its independence.
MARKET ASSESSMENT

The Basis of Comparison
As part of their review process, Korn Ferry makes comparisons of the Company’s compensation program to two groups of companies. The first comparison is with Korn Ferry’s proprietary Industrial Executive Compensation Report. The second comparison is with a group of seventeen companies whose businesses are similar to Moog’s and whose revenues are reasonably comparable. Korn Ferry reviews this peer group each year and recommends changes where appropriate.
One change to the peer group was made in fiscal 2019; Esterline Technologies was removed following their acquisition by Transdigm Group.
Esterline Technologies was replaced by Barnes Group Inc. who was selected on the basis that they operate as an industrial and aerospace manufacturer and service provider in the United States and internationally, with revenue of a broadly comparable level to Moog and some of the same peers cited as Moog.
The full list of peers for fiscal 2019 is shown below.

AAR CORP.	Hexcel Corporation
Actuant Corporation	Kaman Corporation
Aerojet Rocketdyne Holdings, Inc.	Regal-Beloit Corporation
AMETEK, Inc.	Spirit AeroSystems, Inc.
Barnes Group Inc.	Teledyne Technologies, Inc.
Crane Co.	Transdigm Group Incorporated
Cubic Corporation	Triumph Group, Inc.
Curtiss-Wright Corporation	Woodward, Inc.
HEICO Corporation

DIRECT COMPENSATION COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM

 Base Salary
Both the Executive Compensation Committee and the Company use Korn Ferry’s Job Evaluation methodology for professional roles, including its NEOs. The Korn Ferry’s Job Evaluation methodology is an analytical, factor-based scheme that measures the relative importance of jobs by assigning them points within an organization. Each NEO has an evaluation score that is used to benchmark compensation. Korn Ferry provides annual peer-company salary data, as well as data from their wider executive compensation survey. This information provides the basis for determining a competitive base salary for each position. NEOs’ base salaries are reviewed annually, and adjustments are based on a comparison with market benchmarks, time in position and individual job performance.
Short Term Incentive (STI)
The Company’s senior leadership, both managerial and technical, numbers approximately 380 persons. This entire group, including the NEOs, participates in the STI plan in which cash and stock bonus payouts each year are a function of the year-over-year percentage growth in the Company’s EPS, and FCF conversion. A simple formula is used to determine the bonus amounts payable under the STI, which are dependent upon EPS growth and FCF conversion. Any payout depends entirely on these two elements. The two elements operate independently of each other and there are no individual performance incentives in the formula. The ratio of cash bonus to the stock bonus award in the form of Class B shares, is 2:1 in favor of cash.
The Company uses these two metrics to underscore the importance of collaboration at all levels of leadership. The Company supplies products to a diverse array of customers in a variety of global markets. The common thread is that the technology used in our high-performance precision control and fluid flow systems, and our other key technical resources, are transferable from one segment to another in response to fluctuating customer demands. Having our senior leadership focus on “what’s good for the Company” has been an important factor in the Company’s consistent performance. See page 22 for a detailed explanation of the STI calculation method.
For fiscal 2018, the Board approved a supplemental bonus, paid to all STI participants also in the ratio of 2:1, cash to Class B shares, to counter the substantial one-time adverse effects of the Tax Cuts and Jobs Act. In determining the final fiscal 2019 STI payouts, the amount of the supplemental bonus for fiscal 2018 acted as a deduction from the 2019 base STI plan calculation.
Long Term Incentive (LTI)
Moog Inc. 2014 Long Term Incentive Plan
In January 2015, the 2014 LTI Plan was approved by shareholders, providing for the grant of awards covering 2,000,000 Class A or Class B shares of stock. While we believe our prior long-term incentive arrangements have been effective, the 2014 LTI Plan was implemented to provide a more flexible framework that permits the development and implementation of a variety of stock-based incentives, which enable the Company to base awards on key performance metrics as well as to further align our LTI compensation with our peers and shareholder interests.
The LTI awards granted in fiscal 2019 continued to consist of SARs, aligning awards to share price increases over the medium to long term, along with PSUs so as to provide an equity compensation element that is linked to key performance indicators. The number of PSUs that will vest depend on growth and profitability performance, which will be measured at the end of a three-year performance period.
All awards in fiscal 2019 were granted in Class B shares.
The number of annual SARs and PSUs awarded was determined utilizing Korn Ferry peer company survey data as part of the analysis. Individual performance is not used to determine the number of SAR or PSU awards.
Moog Inc. 2008 Stock Appreciation Rights Plan (“2008 SAR Plan”)
Issuances of new awards under the 2008 SAR Plan terminated on January 7, 2015 following shareholder approval of the 2014 LTI Plan. The 2008 SAR Plan covers outstanding SARs, which confer a benefit based on appreciation in value of Class A shares, and are settled in the form of Class A shares.
The purpose of the 2008 SAR Plan was to promote the long-term success of the Company and to create shareholder value by (a) encouraging non-employee directors, officers and key executives performing service for the Company to focus on critical long-range objectives, (b) encouraging the attraction and retention of eligible participants with exceptional qualifications, and (c) linking participants directly to shareholder interests through ownership of the Company. Individual performance was not used to determine the number of SARs awarded under this plan.

OTHER BENEFITS AND PERQUISITES

Retirement Programs
The Company believes retirement plans are a key element in attracting and retaining employees at all levels of the organization. The Company maintains a defined benefit retirement plan in the U.S., however U.S. employees hired after January 1, 2008 are now covered under a defined contribution plan. The Company also maintains both defined benefit and defined contribution type plans at various subsidiaries outside the United States. Each NEO participates in the U.S. defined benefit retirement plan and all participate in either a defined benefit or defined contribution supplemental plan. The defined benefit retirement plan and the supplemental plans are described in more detail along with officers’ other pension benefits on pages 33 to 35. The value of pension benefits for each NEO can be found in the table on page 35.
Medical Coverage
The NEOs participate in the same health insurance programs available to all employees. In addition, our executive officers have coverage under an enhanced medical insurance policy that generally covers all unpaid healthcare expenses deductible under IRS guidelines. This supplemental coverage plan was established in accordance with industry practice for senior executives. We believe that conforming in this way to industry standards aids in executive retention.
Vacation, Disability and Group Life Insurance
NEOs participate in the same vacation, disability and life insurance programs as all other Moog employees. Life insurance coverage for employees is based upon a multiple of salary, with the multiple for the NEOs generally being two and a half times annual salary.
Termination Benefits
NEOs and other members of executive management are provided termination benefit agreements that are triggered under certain circumstances, including upon a termination of employment in connection with a change in control. Under these agreements, executive officers receive salary continuance for up to three years based upon length of service; STI on a prorated basis in the year of termination; outplacement services; and medical coverage, life and disability benefits and club dues for one year. These agreements are designed to retain executives and provide continuity of management in the event of a change in control. The Company believes that these severance and change in control benefits are required to attract and retain executive talent in a marketplace where such benefits are commonly offered. Further information can be found under the heading “Potential Payments Upon Termination or Change in Control” section on pages 36 to 38.
Other Benefits
The Company reimburses fees for membership in certain private clubs so that the Company’s executives have these facilities available for entertaining customers, conducting Company business and fulfilling community responsibilities.

COMPETITIVE ANALYSIS OF TOTAL DIRECT COMPENSATION

The following tables compare the compensation elements for the Company’s NEOs in fiscal 2019 to those of executives in comparable positions in the peer group identified by Korn Ferry. Total Direct Compensation, as reported here, includes salary paid, STI paid in cash and stock, and the grant date fair market value of SARs and PSUs awarded, represented in thousands of dollars.

Name & Principal Position	Base Salary			STI (1)			LTI (2)
	Moog	Peer Group Median	Ratio	Moog	Peer Group Median	Ratio	Moog	Peer Group Median	Ratio
John R. Scannell	$952	$987	96%	$426	$1,117	38%	$1,200	$3,256	37%
Chief Executive Officer; Chairman of the Board; and Director

Donald R. Fishback	$591	$478	124%	$264	$419	63%	$300	$921	33%
Vice President; Chief Financial Officer; and Director

R. Eric Burghardt	$437	$480	91%	$196	$482	41%	$300	$876	34%
Vice President

Mark J. Trabert	$451	$442	102%	$210	$397	53%	$300	$585	51%
Vice President; President, Aircraft Controls

Maureen M. Athoe	$437	$386	113%	$196	$248	79%	$300	$419	72%
Vice President; President, Space and Defense

Name & Principal Position	Total Direct Compensation
	Moog	Peer Group Median	Ratio
John R. Scannell	$2,577	$5,579	46%
Chief Executive Officer; Chairman of the Board; and Director

Donald R. Fishback	$1,155	$1,935	60%
Vice President; Chief Financial Officer; and Director

R. Eric Burghardt	$933	$1,905	49%
Vice President

Mark J. Trabert	$962	$1,392	69%
Vice President; President, Aircraft Controls

Maureen M. Athoe	$933	$1,130	83%
Vice President; President, Space and Defense

(1)
The STI column includes cash and stock paid under the STI plan for purposes of the executive compensation competitive analysis. The stock amounts included here are disclosed within the Stock Awards column of the Summary Compensation Table, reported on page 26.

(2)	The LTI column includes the grant date fair market value of SARs and PSUs award in fiscal 2019.

THE PROCESS USED TO DETERMINE COMPENSATION

Base Salary
The process for setting annual base salaries is one whereby the CEO makes recommendations for all other officers' merit-based salary increases and, occasionally, base salary adjustments needed to position an executive officer appropriately against market benchmarks. The Executive Compensation Committee approves or adjusts those recommendations for a final determination and determines the base salary adjustment for the CEO. As part of this process, the CEO prepares a performance appraisal for each executive officer, including himself, which is reviewed in detail by the Executive Compensation Committee. These performance appraisals take into consideration:

•	the outcomes achieved by the business unit or functional area for which the officer is responsible;

•	the conduct and contribution of the officer and the organization he manages in achieving overall Company results; and

•	the officer’s achievements in developing organizational strength for the future.
In developing his recommendations for base salary increases and adjustments for the calendar year for the NEOs in 2019, the CEO was also guided by the pay increase made across other Moog sites worldwide. During fiscal 2019, all NEOs received an increase to base salary of 4%. Mr. Trabert received an additional mid-year increase of 7.6% reflective of his expanded role.
Short Term Incentive (STI)
Annual bonuses paid to senior executives are developed in accordance with the STI plan introduced in fiscal 2016 in which there are approximately 380 participants. For this group, payments under the STI plan are paid based on growth in EPS and FCF.
The bonus amount payable to each participant is determined by multiplying the participant’s base salary by the sum of the following: (i) the product of the percentage growth in EPS for the fiscal year and a multiplier based on the participant’s position; plus (ii) the product of actual FCF conversion for the fiscal year and a multiplier based on the participant’s position, as expressed in the following formula:
Base Salary x [(% Increase in EPS x EPS Growth Multiplier) + (Actual % FCF conversion x FCF Multiplier)] = Total Bonus
There are multiple levels used within the plan for each performance multiplier which vary based on a participant’s responsibilities.
During fiscal 2019, there were 7 executive officers, including the NEOs, who were responsible for the overall management and success of the Company and were eligible to receive a bonus that is equal to the participant’s base salary at year end multiplied by the sum of (i) the percentage improvement in EPS times a factor of 3.375, and (ii) the FCF conversion achieved multiplied by 0.1125. Payments under the STI Plan are subject to an overall cap of 75% of base salary, inclusive of both cash and stock bonus awarded. STI payouts were distributed in both cash and stock in a ratio of 2:1 in favor of cash. Stock bonuses were awarded in the form of Class B shares.
The multipliers are used to achieve bonus payments which, in years of strong earnings growth and FCF conversion, are somewhat comparable to the bonus plans for executives in other companies in the peer group identified by Korn Ferry. To improve the competitiveness of the STI plan upon review against Moog’s peer group, the Executive Compensation Committee agreed to enhance the STI plan by increasing the performance multipliers and incorporating a stock bonus award to the plan. This stock bonus is reflected in the following tables as part of the total incentive paid.
In fiscal 2018, although business performance was positive, “one-off” adverse factors such as the Tax Cuts and Jobs Act meant that the STI plan would have paid out very little, due to earnings per share not growing over fiscal 2017, and FCF conversion being well below target. However, the one-off nature of these factors would have resulted in performance in fiscal 2019 where NEO STI payments hit the overall STI plan cap of 75% of the base salary.
To provide a competitive bonus for fiscal 2018 and to provide a more balanced approach across fiscal 2018 and 2019, the Board approved a supplemental bonus for all STI plan participants for fiscal 2018, which was added to the STI paid for fiscal 2018 performance under the existing STI plan rules and acted as a deduction in determining the STI payments for fiscal 2019.
For fiscal 2019, officers received a total STI payment of 44.30% of base salary, split in the ratio 2:1 between cash and Class B shares. The 44.30% consisted of a total of 75% from the STI plan, adjusted downward by the supplemental bonus paid for fiscal 2018 of 30.70%.
The Company’s EPS increase, FCF conversion and NEO bonus history over the last three years is as follows:

Year	EPS Increase %	FCF %	NEO Bonus %
2019	90.7%	35.0%	44.30%
2018	—	8.0%	31.60% (1)
2017	12.4%	101.1%	53.25%
(1) Includes amounts paid under the STI plan and the supplemental bonus paid for fiscal 2018.

Long Term Incentive (LTI)
The Company believes that stock ownership on the part of executive officers serves to align the leadership of the Company with the interest of shareholders. The Board of Directors has appointed the Executive Compensation Committee to administer all components of executive compensation, including equity-based compensation plans. These responsibilities include the authority to construe and interpret the terms of the plans and awards granted under them, to determine the persons eligible to receive awards, when each award will be granted and the terms of each award, including the award amounts granted. No awards may be re-priced in accordance with the terms of the Company’s outstanding plans.
During fiscal 2019, the CEO was awarded 27,949 SARs and 7,483 PSUs. All other officers were awarded 6,988 SARs and 1,871 PSUs. These awards were granted under the 2014 LTI Plan and both SARs and PSUs were awarded using Class B stock. The PSUs will vest at the end of a three-year performance period and the number of PSUs earned will be determined based upon the level of performance achieved against two performance criteria. PSUs have the potential to be earned between zero and two times the number of target units awarded.
The Executive Compensation Committee has not used a formulaic approach, but in years when performance is considered adequate, the Executive Compensation Committee has invited the CEO to make recommendations for SAR and PSU awards for all executive officers other than himself. These recommendations were either approved or adjusted by the Executive Compensation Committee. With regard to the CEO, SAR and PSU awards were determined by the Executive Compensation Committee. A total of 140,395 SARs and 36,415 PSUs were awarded to all eligible executives in fiscal 2019, resulting in a "burn rate" of less than 1% based on the diluted weighted-average shares outstanding.
A SAR award contains such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the 2014 LTI Plan, including the date on which the SARs become exercisable and the expiration date of the SARs. The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B share as defined in the 2014 LTI Plan.
SARs vest and become exercisable pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Executive Compensation Committee. Except as described in Potential Payments upon Termination or Change in Control beginning on page 36, SARs do not become exercisable earlier than the first anniversary of the date of grant, and vested SAR awards will be exercisable by participants only until the tenth anniversary of the date of grant. The total number of shares of Moog stock subject to options and SARs that may be awarded to any one employee during any fiscal year of the Company may not exceed 100,000 shares.
A PSU award also contains such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the 2014 LTI Plan, including the dates on which the PSUs vest and settle, the performance criteria which the awards are based on, and the way in which awards will be linked to performance targets. The fair market value realized upon settlement of earned PSUs is defined in the same manner as described above for SARs.
PSUs vest and settle pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Executive Compensation Committee. Except as described in Potential Payments upon Termination or Change in Control beginning on page 36, PSUs do not vest earlier than the end of the three year performance period, at which time they vest in accordance with the level of performance attained upon certification by the Executive Compensation Committee. For the fiscal 2019 grant, the performance measures used for PSUs were sales growth and margin. The total number of shares of Moog stock subject to PSUs that may be awarded to any one employee during any fiscal year of the Company may not exceed 100,000 shares.
The Executive Compensation Committee, in collaboration with the CEO, selected a pattern of award distributions where all officers except the CEO were awarded the same number of SARs and PSUs. Korn Ferry analysis indicates that the value of the Company’s awards in SARs and PSUs is below the median of peer companies.
The Executive Compensation Committee remains mindful of the relationship between the number of stock-based compensation awards granted and the shares outstanding. As of fiscal 2019 year-end, the shares related to the Company’s outstanding unexercised option and SAR awards were approximately 0.7% of the total outstanding shares and those related to the Company’s outstanding unvested PSU awards were approximately 0.2% of the total outstanding shares. It is important to note that while option grants are equivalent to resulting Company shares, the same is not true for SARs. The shares related to outstanding SAR awards are based upon the market price on September 27, 2019.

RISK REVIEW

In formulating and evaluating the Company’s executive compensation program, the Executive Compensation Committee considers whether the program promotes excessive risk-taking. The Executive Compensation Committee believes the components of the Company’s executive compensation program:

•	Provide an appropriate mix of fixed and variable pay;

•	Balance short-term operational performance with long-term increases in shareholder value;

•	Reinforce a performance-oriented environment; and

•	Encourage recruitment and retention of key executives.
The Executive Compensation Committee of the Board of Directors has followed consistent practices over the years and the members of the Executive Compensation Committee have not seen any evidence that our compensation programs create risks that are reasonably likely to have a material adverse effect on our Company. The Executive Compensation Committee believes the leadership of the Company is not provided with incentives which would result in leadership taking unreasonable risks in order to achieve short term results at the expense of the long-term health and welfare of the shareholders’ investment. Additional policies are in place to further reduce the likelihood of excessive risk-taking, such as the insider trading policy, which prohibits key insiders, including officers, from engaging in short sales or hedging transactions involving the Company’s securities.
TAX AND ACCOUNTING IMPLICATIONS OF COMPENSATION

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to $1 million per year for certain executive officers.  While the Executive Compensation Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered.  Other important considerations may outweigh tax and accounting considerations.  As such, the Executive Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible by the Company under applicable tax laws. For fiscal 2019, Mr. Scannell’s compensation exceeded the limitation under Section 162(m) of the Internal Revenue Code.

THE EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors has reviewed and discussed this CD&A with the Company’s management. Based on this review and these discussions with management, the Executive Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.
Executive Compensation Committee Members:

William G. Gisel, Jr., Chair	R. Bradley Lawrence
Peter J. Gundermann	Brian J. Lipke

2019 EXECUTIVE COMPENSATION DATA

DISTINGUISHING “AWARDED” PAY FROM “REPORTED” PAY
In reviewing our executive compensation, it is important to distinguish the reported compensation provided to our named executives in fiscal 2019 from the compensation that was actually awarded to our NEOs in fiscal 2019. We have provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the NEOs’ pension benefits as required to be disclosed in the Summary Compensation Table. This table is not a substitute for the 2019 Summary Compensation Table, which appears on page 26.
The table below shows the compensation awarded to each of our NEOs for fiscal 2019. This table includes:

•	Salaries paid during fiscal 2019;

•	SARs and PSUs awarded in fiscal 2019 under the LTI;

•	Stock bonuses earned for fiscal 2019 under the STI;

•	Non-equity incentive compensation paid in cash earned for fiscal 2019 under the STI, and

•	All other compensation.

Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	SAR Awards(5)	Non-Equity Incentive Plan Compensation(6)	All Other Compensation(7)	Total
John R. Scannell	2019	$951,595	$—	$741,980	$600,151	$283,735	$67,848	$2,645,309
Chief Executive Officer; Chairman of the Board; and Director	2018	$917,145	$189,086	$547,352	$450,010	$5,543	$25,090	$2,134,226
	2017	$880,350	$159,210	$358,240	$448,439	$318,420	$22,055	$2,186,714
Donald R. Fishback	2019	$590,767	$—	$238,224	$150,054	$176,147	$399,177	$1,554,369
Vice President; Chief Financial Officer; and Director	2018	$569,384	$117,389	$210,425	$150,003	$3,441	$387,087	$1,437,729
	2017	$546,546	$98,842	$179,120	$224,219	$197,684	$328,191	$1,574,602
R. Eric Burghardt	2019	$437,076	$—	$215,222	$150,054	$130,326	$596,525	$1,529,203
Vice President	2018	$421,210	$86,840	$194,756	$150,003	$2,546	$186,739	$1,042,094
	2017	$408,959	$73,120	$179,120	$224,219	$146,240	$182,507	$1,214,165
Mark J. Trabert	2019	$451,122	$—	$220,257	$150,054	$140,270	$220,491	$1,182,194
Vice President; President, Aircraft Controls	2018	$421,273	$86,853	$194,756	$150,003	$2,546	$190,659	$1,046,090
	2017	$409,006	$73,131	$179,120	$224,219	$146,262	$184,312	$1,216,050
Maureen M. Athoe	2019	$437,091	$—	$215,222	$150,054	$130,326	$205,767	$1,138,460
Vice President; President, Space and Defense	2018	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	The years reported are the Company’s fiscal years ended September 28, 2019, September 29, 2018 and September 30, 2017.

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(3)
With respect to fiscal 2018, this column shows the cash portion of the supplemental bonus awarded as part of the fiscal 2018 STI plan to all STI plan participants as described on page 22. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(4)
This column shows the aggregate grant date fair value computed in accordance with ASC 718 for the PSUs granted under the LTI for the fiscal years reported and, for purposes of fiscal 2018 and 2019, the stock bonus payable as part of the STI. With respect to the LTI award, this value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs and, represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. With respect to the LTI awards, the amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 16 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019.

(5)
This column shows the aggregate grant date fair value computed in accordance with ASC 718 for SAR awards granted under the LTI for fiscal years reported. The amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 16 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019.

(6)
This column shows the cash portion of the STI plan compensation (other than the cash portion of the supplemental bonus awarded as part of the fiscal 2018 STI plan, which is reported on the Bonus column), as described on page 22, for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(7)
The table on page 27 shows the components of this column, which generally include group life and executive insurance premiums, Company contributions to the Company’s defined contribution plans and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

— 2019 SUMMARY COMPENSATION TABLE —
The table below presents dollar amounts computed as required under SEC rules.
The amounts shown for equity-based awards reflect the aggregate grant date fair value. These amounts do not reflect the current or prospective value of these awards to the executive.
The amounts shown under the column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” reflect the change in the actuarial present value of each NEO’s retirement benefits and any above market or preferential earnings under the DC SERP (as defined below). The pension values for fiscal 2019 reflect the impact of changes in interest rates on actuarial present value calculations, years of credited service and changes in compensation levels.

Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Stock Awards(4)	SAR Awards(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total
John R. Scannell	2019	$951,595	$—	$741,980	$600,151	$283,735	$3,094,648	$67,848	$5,739,957
Chief Executive Officer; Chairman of the Board; and Director	2018	$917,145	$189,086	$547,352	$450,010	$5,543	$1,137,501	$25,090	$3,271,727
	2017	$880,350	$159,210	$358,240	$448,439	$318,420	$1,046,878	$22,055	$3,233,592
Donald R. Fishback	2019	$590,767	$—	$238,224	$150,054	$176,147	$1,193,701	$399,177	$2,748,070
Vice President; Chief Financial Officer; and Director	2018	$569,384	$117,389	$210,425	$150,003	$3,441	$396,530	$387,087	$1,834,259
	2017	$546,546	$98,842	$179,120	$224,219	$197,684	$35,347	$328,191	$1,609,949
R. Eric Burghardt	2019	$437,076	$—	$215,222	$150,054	$130,326	$325,438	$596,525	$1,854,641
Vice President	2018	$421,210	$86,840	$194,756	$150,003	$2,546	$138,320	$186,739	$1,180,414
	2017	$408,959	$73,120	$179,120	$224,219	$146,240	$64,749	$182,507	$1,278,914
Mark J. Trabert	2019	$451,122	$—	$220,257	$150,054	$140,270	$253,904	$220,491	$1,436,098
Vice President; President, Aircraft Controls	2018	$421,273	$86,853	$194,756	$150,003	$2,546	$117,704	$190,659	$1,163,794
	2017	$409,006	$73,131	$179,120	$224,219	$146,262	$61,421	$184,312	$1,277,471
Maureen M. Athoe	2019	$437,091	$—	$215,222	$150,054	$130,326	$292,871	$205,767	$1,431,331
Vice President; President, Space and Defense	2018	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2017	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	The years reported are the Company’s fiscal years ended September 28, 2019, September 29, 2018 and September 30, 2017.

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(3)
With respect to fiscal 2018, this column shows the cash portion of the supplemental bonus awarded as part of the fiscal 2018 STI plan to all STI plan participants as described on page 22. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(4)
This column shows the aggregate grant date fair value computed in accordance with ASC 718 for the PSUs granted under the LTI for the fiscal years reported and, for purposes of fiscal 2018 and 2019, the stock bonus payable as part of the STI. With respect to the LTI award, this value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs and represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. With respect to the LTI awards, the amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 16 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019.

(5)
This column shows the aggregate grant date fair value computed in accordance with ASC 718 for SAR awards granted under the LTI for fiscal years reported. The amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 16 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019.

(6)
This column shows the cash portion of the STI plan compensation (other than the cash portion of the supplemental bonus awarded as part of the fiscal 2018 STI plan, which is reported on the Bonus column), as described on page 22, for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.

(7)
The aggregate change in actuarial present value is determined using mortality rates, interest rate and other assumptions consistent with those used in our financial statements. The amounts in this column represent the aggregate change in the actuarial present value of the officer’s accumulated retirement benefits under the ERP and the Moog Inc. Plan to Equalize Retirement Income and Supplemental Retirement Plan (“PERI-SERP”) and above-market or preferential earnings under the Moog Inc. Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”). See the Pension Benefits table and Non-Qualified Deferred Compensation table on page 35 for additional information.

(8)
The table below shows the components of this column, which generally include group life and executive insurance premiums, Company contributions to the Company’s defined contribution plans, including under the DC SERP, and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Year	Group Life Insurance Premium	Executive Medical Premiums	Executive Disability Premiums	Company Contributions - Defined Contribution Plan(s)(1)	Cash Paid In-Lieu of Vacation	Miscellaneous Compensation(2)
John R. Scannell	2019	$5,851	$5,676	$2,485	$600	$43,011	$10,225
Donald R. Fishback	2019	$3,633	$5,301	$2,485	$367,228	$13,702	$6,828
R. Eric Burghardt	2019	$2,688	$5,676	$2,481	$559,004	$20,064	6,612
Mark J. Trabert	2019	$2,211	$5,301	$2,483	$180,136	$21,500	$8,860
Maureen M. Athoe	2019	$2,688	$5,076	$2,481	$175,367	$19,143	$1,012

(1)
The amounts include Company match contributions to the Company’s defined contribution plan for each NEO and, for Messrs. Fishback, Trabert, Burghardt, and Ms. Athoe include Company contributions to the DC SERP.

(2)	Miscellaneous Compensation principally consists of perquisites such as club dues and auto expenses.

— 2019 GRANTS OF PLAN-BASED AWARDS —
The following table summarizes the grants of plan-based awards made to the NEOs in the Summary Compensation Table during the fiscal year ended September 28, 2019.

Name & Type of Award	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Underlying Common Stock	Number of SARs Awarded(4)	Exercise Price of SAR Awards(5)	Grant Date Fair Value Awards(6)
		Threshold	Target	Maximum	Threshold	Target	Maximum
John R. Scannell
STI(2)	N/A	$—	$288,251	$480,418	$—	$144,125	$240,209	Class B
PSU(3)	11/13/2018				—	7,483	14,966	Class B			$600,062
SAR	11/13/2018							Class B	27,949	$80.19	$600,151
Donald R. Fishback
STI(2)	N/A	$—	$178,951	$298,251	$—	$89,475	$149,126	Class B
PSU(3)	11/13/2018				—	1,871	3,742	Class B			$150,035
SAR	11/13/2018							Class B	6,988	$80.19	$150,054
R. Eric Burghardt
STI(2)	N/A	$—	$132,400	$220,667	$—	$66,200	$110,334	Class B
PSU(3)	11/13/2018				—	1,871	3,742	Class B			$150,035
SAR	11/13/2018							Class B	6,988	$80.19	$150,054
Mark J. Trabert
STI(2)	N/A	$—	$142,503	$237,505	$—	$71,251	$118,752	Class B
PSU(3)	11/13/2018				—	1,871	3,742	Class B			$150,035
SAR	11/13/2018							Class B	6,988	$80.19	$150,054
Maureen M. Athoe
STI(2)	N/A	$—	$132,400	$220,667	$—	$66,200	$110,334	Class B
PSU(3)	11/13/2018				—	1,871	3,742	Class B			$150,035
SAR	11/13/2018							Class B	6,988	$80.19	$150,054

(1)	The grant date is the date the Board of Directors ratifies the Executive Compensation Committee’s approval of the awards.

(2)
Actual amounts paid in cash under the STI plan in fiscal 2019 are reflected in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column on page 26. Actual amount of stock earned under the STI plan in fiscal 2019 is reflected in the Summary Compensation Table as part of the amount shown in the Stock Award column. The amounts shown for the maximum possible payouts under the Non-Equity Incentive Plan Awards represent the cap that payments are subject to under the STI plan, as described on page 22.

(3)
The NEOs were granted PSUs in fiscal 2019 that could convert into Class B shares of Company stock at the end of the three-year performance period based on two equally-weighted performance criteria. Each criterion has specified threshold, target and maximum performance payout levels such that performance below threshold results in no PSUs being earned, performance at target results in 50% of the PSUs being earned and performance at maximum results in 100% of the PSUs being earned. Proportional adjustment(s) will be applied for performance falling between threshold and target or target and maximum payout. Accordingly, the NEOs may receive between 0% and 200% of the target number of PSUs granted at the end of the performance period.

(4)	The amounts shown for SAR awards represent the number of SARs granted to each officer during fiscal 2019. SARs were granted for Class B shares and vest in equal increments over three years.

(5)	The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B stock share as defined in the 2014 LTI Plan.

(6)
This column shows the aggregate grant date fair value computed in accordance with ASC 718. For SAR awards, the amount is based on the fair value of the equity-based award as determined using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. For PSUs, the actual value of units received will depend on the Company’s performance and market value of common stock at the time of settlement. The grant date fair value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs. This represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions made in the calculations of these amounts may be found in Note 16 to the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019.

— OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END —

	Option/SAR Awards(1)						Stock Awards
Name	Grant Date	Common Stock	Number of Securities Underlying Unexercised Options/ SARs - Exercisable	Number of Securities Underlying Unexercised Options/ SARs - Unexercisable	Exercise Price	Expiration Date	Grant Date	Common Stock	Number of Unvested PSUs	Market Value of Unvested PSUs(2)
Scannell	11/30/2010	Class A	20,500	—	$36.860	11/30/2020	11/14/2017	Class B	5,468	$473,529
	11/30/2011	Class A	27,000	—	$41.820	11/30/2021	11/13/2018	Class B	7,483	$648,028
	11/27/2012	Class A	31,791	—	$36.410	11/27/2022
	11/11/2013	Class A	15,000	—	$61.690	11/11/2023
	11/11/2014	Class A	15,000	—	$74.380	11/11/2024
	11/17/2015	Class A	5,000	—	$63.040	11/17/2025
	11/17/2015	Class B	10,000	—	$65.900	11/17/2025
	11/15/2016	Class B	13,334	6,666	$71.648	11/15/2026
	11/14/2017	Class B	6,181	12,362	$82.310	11/14/2027
	11/13/2018	Class B	—	27,949	$80.190	11/13/2028
Fishback	11/30/2010	Class A	20,500	—	$36.860	11/30/2020	11/14/2017	Class B	1,823	$157,872
	11/30/2011	Class A	20,500	—	$41.820	11/30/2021	11/13/2018	Class B	1,871	$162,029
	11/27/2012	Class A	20,500	—	$36.410	11/27/2022
	11/11/2013	Class A	10,000	—	$61.690	11/11/2023
	11/11/2014	Class A	10,000	—	$74.380	11/11/2024
	11/17/2015	Class A	3,333	—	$63.040	11/17/2025
	11/17/2015	Class B	6,667	—	$65.900	11/17/2025
	11/15/2016	Class B	6,667	3,333	$71.648	11/15/2026
	11/14/2017	Class B	2,061	4,120	$82.310	11/14/2027
	11/13/2018	Class B	—	6,988	$80.190	11/13/2028
Burghardt	11/17/2015	Class B	6,667	—	$65.900	11/17/2025	11/14/2017	Class B	1,823	$157,872
	11/15/2016	Class B	6,667	3,333	$71.648	11/15/2026	11/13/2018	Class B	1,871	$162,029
	11/14/2017	Class B	2,061	4,120	$82.310	11/14/2027
	11/13/2018	Class B	—	6,988	$80.190	11/13/2028
Trabert	11/15/2016	Class B	6,667	3,333	$71.648	11/15/2026	11/14/2017	Class B	1,823	$157,872
	11/14/2017	Class B	2,061	4,120	$82.310	11/14/2027	11/13/2018	Class B	1,871	$162,029
	11/13/2018	Class B	—	6,988	$80.190	11/13/2028
Athoe	11/27/2012	Class A	4,000	—	$36.410	11/27/2022	11/14/2017	Class B	1,823	$157,872
	11/11/2013	Class A	2,000	—	$61.690	11/11/2023	11/13/2018	Class B	1,871	$162,029
	11/11/2014	Class A	2,000	—	$74.380	11/11/2024
	11/17/2015	Class A	3,333	—	$63.040	11/17/2025
	11/17/2015	Class B	6,667	—	$65.900	11/17/2025
	11/15/2016	Class B	6,667	3,333	$71.648	11/15/2026
	11/14/2017	Class B	2,061	4,120	$82.310	11/14/2027
	11/13/2018	Class B	—	6,988	$80.190	11/13/2028

(1)
Equity-based compensation awards are generally granted annually in November. The exercise price of a SAR on Class A shares will be equal to the fair market value of one Class A share as defined in the 2014 LTI Plan. The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B share as defined in the 2014 LTI Plan. The SARs expire ten years after the date of grant. Equity-based compensation awards are not re-priced or granted retroactively.

(2)	The amounts in this column are based upon the market price of the Company's Class B shares on September 27, 2019.

— OUTSTANDING EQUITY AWARDS VESTING SCHEDULE TABLE —

Name	Option/SAR Awards			Stock Awards
	Grant Date	Class of Common Stock	Vesting Schedule	Grant Date	Class of Common Stock	Vesting Schedule(1)
Scannell	11/30/2010	Class A	33% in 2011, 2012 and 2013	11/14/2017	Class B	100% in 2020
	11/30/2011	Class A	33% in 2012, 2013 and 2014	11/13/2018	Class B	100% in 2021
	11/27/2012	Class A	33% in 2013, 2014 and 2015
	11/11/2013	Class A	33% in 2014, 2015 and 2016
	11/11/2014	Class A	33% in 2015, 2016 and 2017
	11/17/2015	Class A	33% in 2016, 2017 and 2018
	11/17/2015	Class B	33% in 2016, 2017 and 2018
	11/15/2016	Class B	33% in 2017, 2018 and 2019
	11/14/2017	Class B	33% in 2018, 2019 and 2020
	11/13/2018	Class B	33% in 2019, 2020 and 2021
Fishback	11/30/2010	Class A	33% in 2011, 2012 and 2013	11/14/2017	Class B	100% in 2020
	11/30/2011	Class A	33% in 2012, 2013 and 2014	11/13/2018	Class B	100% in 2021
	11/27/2012	Class A	33% in 2013, 2014 and 2015
	11/11/2013	Class A	33% in 2014, 2015 and 2016
	11/11/2014	Class A	33% in 2015, 2016 and 2017
	11/17/2015	Class A	33% in 2016, 2017 and 2018
	11/17/2015	Class B	33% in 2016, 2017 and 2018
	11/15/2016	Class B	33% in 2017, 2018 and 2019
	11/14/2017	Class B	33% in 2018, 2019 and 2020
	11/13/2018	Class B	33% in 2019, 2020 and 2021
Burghardt	11/17/2015	Class B	33% in 2016, 2017 and 2018	11/14/2017	Class B	100% in 2020
	11/15/2016	Class B	33% in 2017, 2018 and 2019	11/13/2018	Class B	100% in 2021
	11/14/2017	Class B	33% in 2018, 2019 and 2020
	11/13/2018	Class B	33% in 2019, 2020 and 2021
Trabert	11/15/2016	Class B	33% in 2017, 2018 and 2019	11/14/2017	Class B	100% in 2020
	11/14/2017	Class B	33% in 2018, 2019 and 2020	11/13/2018	Class B	100% in 2021
	11/13/2018	Class B	33% in 2019, 2020 and 2021
Athoe	11/27/2012	Class A	33% in 2013, 2014 and 2015	11/14/2017	Class B	100% in 2020
	11/11/2013	Class A	33% in 2014, 2015 and 2016	11/13/2018	Class B	100% in 2021
	11/11/2014	Class A	33% in 2015, 2016 and 2017
	11/17/2015	Class A	33% in 2016, 2017 and 2018
	11/17/2015	Class B	33% in 2016, 2017 and 2018
	11/15/2016	Class B	33% in 2017, 2018 and 2019
	11/14/2017	Class B	33% in 2018, 2019 and 2020
	11/13/2018	Class B	33% in 2019, 2020 and 2021

(1)	The vesting schedules for stock awards are for PSUs and are subject to the achievement of performance conditions.

— 2019 OPTION AND SAR EXERCISES AND STOCK VESTED —
The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercises of stock options and SARs and stock awards that vested during the fiscal year ended September 28, 2019.

	Option / SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(6)
John R. Scannell (2)	35,875	$2,128,497	6,170	$531,701
Donald R. Fishback (3)	15,375	$1,001,828	3,284	$283,123
R. Eric Burghardt (4)	15,333	$640,404	3,019	$260,121
Mark J. Trabert (5)	14,000	$400,272	3,077	$265,156
Maureen M. Athoe	—	—	3,019	$260,121

(1)
For SARs that were exercised, the number of shares in this column reflects the nominal number of shares that were subject to SARs. The number of shares actually received upon exercise of SARs was lower and represented the value realized on exercise divided by the market value at the time of exercise.

(2)	The following details Mr. Scannell’s stock option and/or SAR exercises in fiscal 2019:

Exercise Date	Grant Date	Type of Award	Number of Options/SARs Exercised	Exercise Price	Amount Realized
10/4/2018	10/31/2008	SAR	20,500	$35.12	$1,064,325
2/17/2019	12/1/2009	SAR	15,375	$26.66	$1,064,172

(3)	The following details Mr. Fishback’s stock option and/or SAR exercises in fiscal 2019:

Exercise Date	Grant Date	Type of Award	Number of Options/SARs Exercised	Exercise Price	Amount Realized
2/1/2019	12/1/2009	SAR	8,000	$26.66	$502,464
7/8/2019	12/1/2009	SAR	7,375	$26.66	$499,365

(4)	The following details Mr. Burghardt’s stock option and/or SAR exercises in fiscal 2019:

Exercise Date	Grant Date	Type of Award	Number of Options/SARs Exercised	Exercise Price	Amount Realized
5/1/2019	11/30/2011	SAR	4,000	$41.82	$207,225
5/1/2019	11/27/2012	SAR	4,000	$36.41	$228,856
5/1/2019	11/11/2013	SAR	2,000	$61.69	$63,862
5/1/2019	11/11/2014	SAR	2,000	$74.38	$38,486
5/1/2019	11/17/2015	SAR	3,333	$63.04	$101,974

(5)	The following details Mr. Trabert’s stock option and/or SAR exercises in fiscal 2019:

Exercise Date	Grant Date	Type of Award	Number of Options/SARs Exercised	Exercise Price	Amount Realized
2/19/2019	11/11/2013	SAR	2,000	$61.69	$68,362
2/19/2019	11/11/2014	SAR	2,000	$74.38	$42,954
2/19/2019	11/17/2015	SAR	3,333	$63.04	$109,399
2/19/2019	11/17/2015	SAR	6,667	$65.90	$179,556

(6)	Based on the closing price of the Company's common stock on the date that the stock award vested.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2008 SAR Plan and the 2014 LTI Plan. Set forth below is information as of September 28, 2019 regarding equity compensation awards and the resultant shares that may be issued under those plans. As of September 28, 2019, all outstanding awards and all grants remaining available for future issuance may result in the issuance of either Class A or Class B shares.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Options, Warrants and Rights Remaining Available for Issuance Under Equity Compensation Plans(2)
Equity Compensation Plans Approved by Security Holders	307,092	$62.60	1,244,912
Equity Compensation Plans Not Approved by Security Holders (3)	—	—	—
Total	307,092	$62.60	1,244,912

(1)
The number of securities to be issued upon exercise reports the number of shares calculated to be issued if all outstanding, stock option and SAR awards were exercised at September 29, 2019 plus the number of outstanding target PSUs at September 28, 2019. The number of shares issuable upon exercise of SAR awards is calculated based upon the excess of the market price on September 27, 2019 over the exercise price of the SARs.

(2)
At the fiscal 2019 year-end, the number of options, warrants and rights remaining available for future issuance by plan were 1,424,878 available for the 2014 LTI Plan. There are no options, warrants and rights remaining available for issuance under the 2008 SAR Plan.

(3)	The Company has no equity compensation plans that have not been approved by security holders.

PENSION BENEFITS

The Company maintains the Moog Inc. Employees’ Retirement Plan (“ERP”), a tax-qualified defined benefit retirement plan. The ERP is funded by employer contributions and currently all of the NEOs participate in the ERP.
Compensation used to determine the benefit accrual available to U.S. based executive officers under the qualified defined benefit plan is limited to $275,000 in base compensation for the plan year ended September 30, 2019.
The Internal Revenue Code limits the benefits that may be paid from the ERP. The Company maintains two supplemental retirement plans, the Moog Inc. Plan to Equalize Retirement Income and Supplemental Executive Retirement Plan (“PERI-SERP”) and the Moog Inc. Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) for certain executive officers, including the NEOs, to bridge the gap between legally mandated limits on qualified pension plan benefits and the retirement benefits offered at comparable public companies, and to provide participants with supplemental benefits. Each NEO participates in the PERI-SERP, while Messrs. Fishback, Trabert, Burghardt and Ms. Athoe also participate in the DC SERP.
While the Company formally funds the ERP, the PERI-SERP and the DC SERP are not formally funded. Rabbi Trusts, however, were established under which certain funds have been set aside to satisfy some of the obligations under the PERI-SERP and DC SERP. If the funds in the Rabbi Trusts are insufficient to pay amounts payable under the PERI-SERP and DC SERP, the Company will pay the difference.
MOOG INC. EMPLOYEES’ RETIREMENT PLAN
Under the ERP, benefits are generally payable monthly upon retirement to participating employees of the Company. These benefits are based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code. The ERP is administered by a Retirement Plan Committee and covers all eligible employees with one year of service and a minimum of 1,000 hours of employment. New U.S. based employees hired on or after January 1, 2008 are not eligible to participate in the ERP. New U.S. based employees hired after that date are covered under a defined contribution plan.
Benefits payable under the ERP are determined on the basis of compensation and credited years of service. A participant’s accrued benefit is equal to the sum of the participant’s prior service benefit, if any, and the participant’s future service benefit.
A participant is entitled to a prior service benefit if the participant was actively employed on or after January 1, 1998 (or retired as of January 1, 1998) and was employed by the Company before October 1, 1990. The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of prior service compensation in excess of $20,000, multiplied by the participant’s prior service. “Prior service compensation” is the greater of (i) the participant’s basic annual rate of pay on January 1, 1988, and (ii) the amount of the participant’s annual rate of pay plus overtime and shift differential received in the calendar year ending December 31, 1989, not to exceed $150,000. “Prior service” is the number of years and completed months of credited service with the Company through October 1, 1990.
A participant’s future service benefit is computed separately for each year of credited service beginning with October 1, 1990, or the participant’s date of hire, if later, and is equal to 1.15% of the participant’s future service compensation not in excess of $20,000, plus 1.75% of the participant’s future service compensation in excess of $20,000. In any event, after a participant is credited with 35 years of combined prior service and future service, the participant’s benefit for each year of future service will be 1.75% of future service compensation. “Future service compensation” with respect to a plan year is the amount of basic annual pay, plus any overtime or shift differential, a participant receives in the calendar year ending within that plan year. The maximum dollar amount of future service compensation that may be used for ERP purposes is set by law and adjusted periodically. The maximum dollar amount is $275,000 for the plan year ended September 30, 2019.
Any participant who entered the ERP before the 2002 plan year and retires with five years or more of service will receive a minimum pension benefit. If the participant joined the ERP before October 1, 2002 and retires at age 65 with 15 or more years of vesting service, the minimum pension benefit will be at least $2,400 per year. If the participant joined the ERP before October 1, 2002 and retires at age 65 with between 5 and 15 years of service, the minimum pension benefit will be a prorated portion of the $2,400 per year minimum benefit.
A participant generally may retire and begin receiving ERP benefits at normal retirement age (age 65). A participant also may retire and begin receiving plan benefits on the first day of any month coincident with or next following the participant’s 55th birthday, but only if the participant has completed 15 years of vesting service. The amount of a participant’s monthly ERP benefit, however, will be discounted or reduced .5% for each month the early retirement benefit commences before normal retirement age.

MOOG INC. SUPPLEMENTAL RETIREMENT PLANS
Effective August 9, 2017, the Company combined the Moog Inc. Plan to Equalize Retirement Income ("PERI") into the Moog Inc. Supplemental Retirement Plan ("DB SERP") and renamed this combined plan the Moog Inc. Plan to Equalize Retirement Income and Supplemental Retirement Plan ("PERI-SERP"). The PERI-SERP provides for supplemental retirement benefits to eligible Company officers, including the NEOs. The PERI-SERP plan document includes separate subsections that set out the rights and provisions attributable to, and maintains the benefits of, both the DB SERP and the PERI. Messrs. Scannell and Fishback have accrued DB SERP benefits, while Messrs. Trabert, Burghardt and Ms. Athoe have accrued PERI benefits under the PERI-SERP.
Assuming a participant qualifies for full benefits, the DB SERP payment upon retirement is equal to 65% of the officer’s compensation, less any benefits payable under the ERP, certain benefits payable under other Company-sponsored retirement programs, and reduced further by one-half the primary Social Security benefit payable at age 65. All DB SERP benefits are assumed to be paid monthly in accordance with the plan document. DB SERP benefits payable to officers who have service with overseas subsidiaries of the Company are adjusted to account for benefits in subsidiary and national pension and social security plans. For the purposes of determining DB SERP benefits, an eligible officer’s compensation generally is the sum of (i) the average of the officer’s highest consecutive three-year base salary prior to retirement plus (ii) the officer’s highest annual profit share/bonus within the ten fiscal years prior to retirement.
To vest in DB SERP benefits, eligible officers must generally have (i) at least 10 years of service with the Company and (ii) attained (a) age 65 or (b) age 60 with a total combined age and years of service equal to at least 90. Full DB SERP benefits are payable when the participant reaches age 65 with at least 25 years of service. Officers who became participants in the DB SERP on or before November 30, 2011 generally vest in DB SERP benefits if the officer has (i) at least ten years of service and (ii) attained (a) age 65 or (b) age 57 with total combined age and years of service equal to at least 90. Officers who became participants in the DB SERP on or before November 30, 2011 are eligible for unreduced benefits upon reaching age 57 with at least 25 years of service.
In the event of disability, or an involuntary termination or change in control after a participant has at least ten years of service with the Company, participants also become vested in DB SERP benefits. A termination where there has been an adverse change in duties, responsibilities, status, pay or perquisites without participant consent within two years of a change in control of the Company, as defined by the PERI-SERP, is deemed an involuntary termination, as is a termination where the participant’s pay has been diminished or reduced to a greater extent than the other executives of the Company. In addition, if a married participant dies before commencing DB SERP benefits, the participant’s surviving spouse is entitled to a spousal DB SERP benefit, which shall be payable in the form of a life annuity, if (i) the participant has at least five years of service, and (ii) the participant and his or her surviving spouse have been married for at least twelve months prior to the participant’s death. In the event of the participant’s involuntary termination for cause, the DB SERP benefits, whether vested or unvested, are immediately forfeited.
PERI benefits under the PERI-SERP are intended to supplement benefits provided under the ERP by providing additional benefits that would be payable under the ERP if not for the compensation limitations imposed by the IRS. A participant vests in his or her PERI benefits if the participant retires from the Company on or after reaching his or her Earlier Retirement Date or Normal Retirement Date, as those terms are defined in the ERP. In the event the participant becomes disabled, the participant will become 100% vested in his or her PERI benefit. If a married participant dies before commencing PERI benefits, the participant’s surviving spouse is entitled to a spousal PERI benefit to the extent the surviving spouse is entitled to pre-retirement survivor benefits under the ERP.
The DC SERP provides supplemental retirement benefits to a select group of officers. The Company may make a company contribution on behalf of an eligible officer each pay period equal to a specified percentage of gross base salary. The Company may also make a discretionary contribution on behalf of one or more eligible officers. In addition, in the event that a participant incurs an “involuntary termination of employment” following the occurrence of a “company transaction” (as those terms are defined in the First Amendment to the DC SERP), the Company is required to make a “company transaction contribution” (as that term is defined in the First Amendment to the DC SERP) on behalf of an eligible participant. A “company transaction contribution” will be computed as the product of (i) the number of full months by which the date of the eligible participant’s involuntary termination of employment precedes his or her 68th birthday, times (ii) 54% of the participant’s monthly gross base salary as in effect at the time of his or her involuntary termination of employment. To be eligible to receive a company transaction contribution, an individual must have been a participant in the DC SERP on the effective date of the First Amendment to the DC SERP and granted, pursuant to the terms of the DC SERP, the right to receive a required company contribution under the DC SERP from the Company of greater than 0% of gross base salary. Given these requirements and the terms of the DC SERP, Mr. Trabert and Ms. Athoe would be eligible to receive a company transaction contribution upon their involuntary termination following a company transaction. A participant in the DC SERP becomes vested after 3 years of service or in the event of death, change in control or disability. In general, the DC SERP benefit is paid in either a lump sum or annual installments, except that (i) a participant’s entire vested benefit will be paid to him or her in a lump sum upon a change in control, and (ii) any amounts attributable to a company transaction contribution will be paid to the officer in a lump sum following his or her involuntary termination of employment.

— 2019 PENSION BENEFITS TABLE —
The years of credited service and present value of accumulated benefits for the NEOs under the ERP and the PERI-SERP are:

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefits (2)	Payments During Last Fiscal Year
John R. Scannell (3)	ERP	16.167	$748,309	—
	PERI-SERP (4)	27.667	$13,435,818	—
Donald R. Fishback (3)	ERP	38.167	$1,474,737	—
	PERI-SERP (4)	38.167	$7,179,711	—
R. Eric Burghardt (3)	ERP	30.583	$1,165,452	—
	PERI-SERP (4)	8.000	$136,788	—
Mark J. Trabert (3)	ERP	34.750	$1,092,757	—
	PERI-SERP (4)	6.000	$125,836	—
Maureen M. Athoe (3)	ERP	35.583	$983,240	—
	PERI-SERP (4)	4.000	$122,003	—

(1)
Credited service is determined in years and months as of September 28, 2019 and includes only service with the Company (or certain acquired employers). In general, the Company does not grant extra years of credited service.

(2)
The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, and are calculated as of the September 28, 2019 measurement date. The assumptions made in the calculations of these amounts may be found in Note 12 to the audited financial statements in that Annual Report on Form 10-K.

(3)	Eligible for early retirement under the ERP.

(4)	Messrs. Scannell and Fishback have accrued DB SERP benefits, while Messrs. Trabert, Burghardt and Ms. Athoe have accrued PERI benefits under the PERI-SERP.

— 2019 NON-QUALIFIED DEFERRED COMPENSATION —

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
John R. Scannell	—	—	—	—	—
Donald R. Fishback	—	$366,672	$60,171	—	$1,099,787
R. Eric Burghardt	—	$557,908	$26,523	—	$1,221,644
Mark J. Trabert	—	$178,761	$(33,547)	—	$758,606
Maureen M. Athoe	—	$174,271	$23,866	$95	$786,374

(1)	None of the NEOs deferred any salary in fiscal 2019.

(2)	Registrant Contributions in fiscal 2019 are reported in the All Other Compensation column of the Summary Compensation Table on page 26.

(3)
Aggregate Earnings in fiscal 2019 are reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table on page 26. DC SERP participants are permitted to direct the investment of their DC SERP accounts among the investment options made available by the Company with respect to the DC SERP. Earnings are determined by reference to the investment performance of the investments selected by a participant. A participant may modify his or her investment election, on a prospective basis, at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

 EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL
The Company has entered into Employment Termination Benefits Agreements (“Termination Agreements”) with its executive officers. These Termination Agreements cover termination as a result of death, disability, retirement, termination for cause, voluntary and involuntary termination of employment, as well as involuntary termination after a change in control. The following is a summary of the termination benefits provided under various circumstances. A discussion of the executive officers’ pension benefits under these various circumstances, including a discussion of the company transaction contribution under the DC SERP, can be found under “Pension Benefits” which begins on page 33.
PAYMENT UPON DEATH, DISABILITY OR RETIREMENT
In the event of the death of an officer, the estate or surviving spouse will receive a payment of six months’ salary, a STI payment pro-rated to the last day of the month in which the officer’s death occurs, and any unused vested vacation. A payment of approximately two times annual salary will be paid under the Company’s Group Life Insurance plan, subject to a cap of $4,000,000. The estate or surviving spouse will receive payments under the Company’s pension and 401(k) plans, and all unexpired stock options and SARs will fully vest, and the estate or surviving spouse will have one year to exercise unexpired ISOs and two years to exercise unexpired NQSOs and SARs. Unvested PSUs will be paid out at target, pro-rated for the number of full quarters completed prior to death within the performance period.
In the event an officer becomes disabled or retires, the officer is entitled to the same benefits, as described above, with the exception of life insurance, salary continuation, STI payment and PSU settlement. If the officer becomes disabled, the officer also will receive payments under the Company’s disability plan. STI will be paid on a pro-rated basis for full months of service prior to the date of disability. Unvested PSUs will be forfeited.
If the officer retires, the officer will receive all benefits provided generally by the Company to its executives upon retirement, including benefits under any retirement or supplemental retirement plans and insurance benefits provided upon retirement. STI will be paid on a pro-rated basis for full months of service prior to the date of retirement. Unvested PSUs will remain available to be earned at the end of the performance period, subject to the performance criteria and pro-rated for the number of full years completed prior to retirement within the performance period.
PAYMENT UPON TERMINATION FOR CAUSE
Under the Termination Agreements, “cause” is considered a harmful act or omission constituting a willful and a continuing failure to perform material and essential employment obligations, conviction of a felony, willful perpetration of common law fraud, or any willful misconduct or bad faith omission constituting dishonesty, fraud or immoral conduct, which is materially injurious to the financial condition or business reputation of the Company. If terminated for “cause,” the officer is entitled to all benefits vested under retirement plans, and payment of unused vested vacation. The officer is not entitled to STI, no severance is provided and all stock options, SARs and PSUs expire.
PAYMENT UPON VOLUNTARY TERMINATION
When an officer voluntarily terminates employment with the Company, the officer is entitled to receive all pension benefits accrued under any retirement or supplemental retirement plans up to the date of termination (subject to the rules referenced above in the PERI-SERP description), and payment for all unused vested vacation. All unexpired vested SARs are exercisable within ninety days of termination and all unvested SARs and PSUs will expire at the close of business on the date of termination.
PAYMENT UPON INVOLUNTARY TERMINATION WITHOUT CAUSE AND AFTER A CHANGE IN CONTROL
The termination benefits provided to an officer under the Termination Agreements in the case of involuntary termination without cause and in the event of involuntary termination after a change in control are the same, except each event references a different credited years of service table to determine salary continuance. The officer will receive salary continuance for no less than 12 months and no more than 36 months, depending on length of service. STI will be paid on a pro-rated basis for service up to the date of termination, and any unused vested vacation will be paid. The Company will pay, for one year after involuntary termination without cause or involuntary termination after a change in control, medical, life and disability premiums on behalf of the officer, one year of auto related expenses, outplacement services, as well as one year of club membership dues for which reimbursement was provided by the Company. The officer is entitled to all vested benefits under any retirement or supplemental retirement plans. All unexpired vested SARs are exercisable within ninety days of termination and all unvested SARs and PSUs will expire at the close of business on the date of termination. Upon involuntary termination after a change in control, all unexpired stock options and SARs will fully vest and the officer is entitled to exercise all ISOs within one year of termination and all NQSOs and SARs within two years of termination. All unvested PSUs will fully vest and will be paid out at the maximum level of performance.

The Termination Agreements provide that an officer cannot compete with the Company during the term of the Termination Agreement, and in the event of an involuntary termination after a change in control, until the last payment of any benefits to the officer under the Termination Agreement. Each Termination Agreement also requires each officer not to disclose confidential information of the Company during the term of the Termination Agreement or thereafter.
The following table shows potential payments to the NEOs upon disability and death, voluntary termination, involuntary termination without cause or involuntary termination following a change in control. The amounts shown assume that the termination was effective September 28, 2019, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of an officer’s termination.

Name	Type of Payment	Death	Disability or Retirement	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination After a Change in Control
Scannell	Severance (1)	—	—	—	$2,537,587	$2,854,785
	Salary Continuance (2)	$475,798	—	—	—	—
	STI (3)	$425,653	$425,653	—	$425,653	$425,653
	Insurance Coverage (4)	—	—	—	$32,878	$32,878
	Other perquisites (5)	—	—	—	$15,225	$15,225
	Stock Option & SAR awards (6)	$4,704,930	$4,704,930	$4,373,074	$4,704,930	$4,704,930
	Stock awards (7)	$531,075	—	—	—	$2,243,113
	Company transaction contribution under DC SERP (8)	—	—	—	—	—
	Total	$6,137,456	$5,130,583	$4,373,074	$7,716,272	$10,276,584
Fishback	Severance (1)	—	—	—	$1,772,301	$1,772,301
	Salary Continuance (2)	$295,384	—	—	—	—
	STI (3)	$264,336	$264,336	—	$264,336	$264,336
	Insurance Coverage (4)	—	—	—	$30,285	$30,285
	Other perquisites (5)	—	—	—	$11,828	$11,828
	Stock Option & SAR awards (6)	$3,360,384	$3,360,384	$3,248,081	$3,360,384	$3,360,384
	Stock awards (7)	$159,075	—	—	—	639,801
	Company transaction contribution under DC SERP (8)	—	—	—	—	—
	Total	$4,079,178	$3,624,720	$3,248,081	$5,439,133	$6,078,934
Burghardt	Severance (1)	—	—	—	$1,311,228	$1,311,228
	Salary Continuance (2)	$218,538	—	—	—	—
	STI (3)	$195,513	$195,513	—	$195,513	$195,513
	Insurance Coverage (4)	—	—	—	$29,711	$29,711
	Other perquisites (5)	—	—	—	$11,612	$11,612
	Stock Option & SAR awards (6)	$358,836	$358,836	$246,534	$358,836	$358,836
	Stock awards (7)	$159,075	—	—	—	639,801
	Company transaction contribution under DC SERP (8)	—	—	—	—	—
	Total	$931,962	$554,349	$246,534	$1,906,899	$2,546,700

Name	Type of Payment	Death	Disability or Retirement	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination After a Change in Control
Trabert	Severance (1)	—	—	—	$1,353,366	$1,353,366
	Salary Continuance (2)	$225,561	—	—	—	—
	STI (3)	$210,491	$210,491	—	$210,491	$210,491
	Insurance Coverage (4)	—	—	—	$23,370	$23,370
	Other perquisites (5)	—	—	—	$13,860	$13,860
	Stock Option & SAR awards (6)	$220,830	$220,830	$108,527	$220,830	$220,830
	Stock awards (7)	$159,075	—	—	—	$639,801
	Company transaction contribution under DC SERP (8)	—	—	—	—	$1,902,413
	Total	$815,957	$431,321	$108,527	$1,821,917	$4,364,131
Athoe	Severance (1)	—	—	—	$1,311,273	$1,311,273
	Salary Continuance (2)	$218,546	—	—	—	—
	STI (3)	$195,513	$195,513	—	$195,513	$195,513
	Insurance Coverage (4)	—	—	—	$21,205	$21,205
	Other perquisites (5)	—	—	—	$6,012	$6,012
	Stock Option & SAR awards (6)	$656,964	$656,964	$544,661	$656,964	$656,964
	Stock awards (7)	$159,075	—	—	—	$639,801
	Company transaction contribution under DC SERP (8)	—	—	—	—	$1,568,944
	Total	$1,230,097	$852,477	$544,661	$2,190,966	$4,399,711

(1)
Severance payments for all NEOs under an involuntary termination due to a change in control would be 36 months, and are reflected in the table above. In the event of an involuntary termination (no change in control), severance payments for Mr. Scannell would be 32 months while Messrs. Fishback, Burghardt, Trabert and Ms. Athoe would be 36 months.

(2)	Represents payment of base salary for a period of six months to the NEO’s surviving spouse or estate.

(3)
For years when there is STI, termination benefits would include those STI payments for all except voluntary termination. STI is comprised of the Non-Equity Incentive Compensation, and a portion of Stock Awards columns related to the STI included in the Summary Compensation Table.

(4)
For purposes of determining premiums for medical, life and disability coverage, the premiums paid in fiscal 2019 are reflected. In the event of death, the estate or beneficiary of the officers will receive a life insurance payment pursuant to a plan covering all employees, subject to a cap of $4,000,000. In the event of disability, the officers are covered under a disability plan for all employees, which for officers provides up to 70% of pay until normal retirement age.

(5)	For purposes of determining other perquisites the amount paid in fiscal 2019 for club dues and auto expenses are reflected and outplacement services have been estimated at $5,000.

(6)
This is the value of outstanding, in the money stock option and SAR awards at September 28, 2019. The value was determined using September 27, 2019 Class A and Class B market prices. For stock options, the value was calculated by multiplying the market price by shares which can be acquired assuming all such options were exercised less the exercise price of the option. For SARs, the value was calculated for the increase in the market price over the exercise price.

(7)
This is the value of outstanding PSU awards at September 28, 2019 that would vest and become payable without performance conditions upon termination. The value was determined using September 27, 2019 Class A and Class B market prices and was calculated by multiplying the market price by shares which would be acquired upon vest.

(8)
Pursuant to the terms of the DC SERP, Mr. Trabert and Ms. Athoe would each be eligible to receive a “company transaction contribution” upon their “involuntary termination from employment” following the occurrence of a “company transaction” (as those terms are defined in the First Amendment to the DC SERP). See “Moog Inc. Supplemental Retirement Plans” above for a more complete discussion of the requirements for eligibility for, and computation of, a “company transaction contribution” under the DC SERP.

CEO PAY RATIO
As required by the Dodd-Frank Act and Regulation S-K of the Exchange Act, the following information discloses the relationship of the annual total compensation of our CEO, as set forth in the Summary Compensation Table, to that of the annual total compensation of our median employee.
As permitted by the Securities and Exchange Commission’s rules, the Company used the same median employee that was identified as of July 1, 2018 for its fiscal 2019 pay ratio disclosure as there have not been any material changes to our employee population, including employees who joined through acquisition in fiscal 2018, or compensation design during fiscal 2019 that we believe would significantly change our 2019 CEO pay ratio results.
For purposes of identifying our median employee in fiscal 2018, base wages paid to all employees, excluding the CEO, annualized for employees hired within the year, were utilized to determine the median employee. Base wages were used as the consistently applied compensation measure to determine the median employee as the variable pay programs are uniform across the Company. For purposes of determining the Company’s 2019 CEO pay ratio, the Company calculated the annual total compensation of the median employee under the same methodology used for the NEOs as set forth in the 2019 Summary Compensation Table. The annual total compensation for our median employee was then compared to 2019 Summary Compensation Table total compensation reported for Mr. Scannell, our CEO.

Fiscal 2019 annual total compensation of our CEO	$5,739,957
Fiscal 2019 annual total compensation of our median employee	$54,336
Fiscal 2019 CEO Pay Ratio	106 : 1

We believe it is important to distinguish the reported compensation provided to our CEO in fiscal 2019 from the compensation that was actually awarded to our CEO in fiscal 2019. The annual total compensation of our CEO includes the change in pension benefits as required to be disclosed in the Summary Compensation Table. If our CEO pay ratio was calculated based upon the total awarded pay of $2,645,309, as reflected on page 25, our 2019 CEO pay ratio would be 49 : 1. This supplemental ratio removes the volatility related to the effects of changes in actuarial assumptions on the value of our CEO’s pension benefits.
The Company’s fiscal 2019 ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K based upon the Company’s payroll and employment records and the methodologies described above. The SEC rules permit companies to employ various methodologies, exclusions and reasonable estimates to derive the pay ratio calculation representative of their respective employee populations and compensation practices. Based upon this variability, the estimated ratio reported above should not be interpreted as a basis for comparison between companies.

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

On November 30, 2004, the Board of Directors approved indemnification agreements for officers, directors and key employees. The indemnification agreement provides that officers, directors and key employees will be indemnified for expenses, investigative costs and judgments arising from threatened, pending or completed legal proceedings. The form of the indemnification agreement was filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on December 1, 2004.
On November 1, 2019 the Company renewed an officers and directors indemnification insurance coverage through policies written by the Chubb Group, Travelers, AIG, AWAC, XL Caitlin, Zurich, Sompo, Argo and Alpha. The renewal was for a one-year period at an annual premium of $930,863. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company’s standards for director independence. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.
The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.
In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended September 28, 2019. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Accounting Oversight Board and the Securities and Exchange Commission.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended September 28, 2019, filed with the Securities and Exchange Commission.

Kraig H. Kayser, Chair	R. Bradley Lawrence
Peter J. Gundermann	Brenda L. Reichelderfer

— AUDIT FEES AND PRE-APPROVAL POLICY —
The following table sets forth the fees incurred by the Company related to the services of the Company’s principal Independent Registered Public Accounting Firm, Ernst & Young LLP for the fiscal years ended September 28, 2019 and September 29, 2018:

	Fiscal Year Ended	Fiscal Year Ended
	September 28, 2019	September 29, 2018
Audit Fees	$1,920,409	$2,520,223
Audit-Related Fees (1)	$—	12,340
Tax Fees (2)	$11,770	$147,147
All Other Fees (3)	$—	930
Total	$1,932,179	$2,680,640

(1)	Audit-related fees are associated with assurance and due diligence related services.

(2)	Tax fees relate to services associated with tax planning and compliance.

(3)	All other fees are associated with all other services other than audit, other accounting and tax services
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Independent Registered Public Accounting Firm, subject to any de minimis exceptions described in the Exchange Act which are approved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. None of the services described above were approved by the Audit Committee under the de minimis exception provided by SEC Regulation S-X, Rule 2-01(c)(7).

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has selected Ernst & Young LLP, an independent registered public accounting firm, to continue as independent auditors of the Company for the 2020 fiscal year. Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Ernst & Young LLP for ratification by shareholders as a matter of good corporate practice. Even if the appointment is ratified, the Board, in its discretion and on the recommendation of the Audit Committee, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s and its shareholders' best interests. Representatives of Ernst & Young LLP, who will be available at the shareholders meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as auditors for the Company for fiscal year 2020.

PROPOSALS OF SHAREHOLDERS FOR 2021 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2021 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than September 1, 2020. Under the Company’s by-laws, if a shareholder wishes to nominate a director or bring other business before the shareholders at the 2021 Annual Meeting without having a proposal included in the Proxy Statement for that meeting, the shareholder must notify the Secretary of the Company in writing between October 14, 2020 and November 13, 2020, and the notice must contain the specific information required by the Company’s by-laws. A copy of the Company’s by-laws can be obtained without charge from the Treasurer of the Company, East Aurora, New York, 14052.
Section 1.06 of the Company’s by-laws provides that proposals may be properly brought before an annual meeting by a shareholder of record (both at the time notice of the proposal is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting if the shareholder provides timely notice of the proposal to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder making a proposal at an annual meeting must be present at such meeting in person, and the business brought before an annual meeting must also be a proper matter for shareholder action under the New York Business Corporation Law.
A shareholder’s notice to the Secretary of the Company must set forth certain information regarding the shareholder and the proposal, including the name and address of the shareholder, a brief description of the business the shareholder desires to bring before the annual meeting and the reasons for conducting such business at such annual meeting, the class or series and number of shares beneficially owned by the shareholder, the names and addresses of other shareholders known to support such proposal and any material interest of the shareholder in such proposal.
Section 1.06 further provides that nominations of candidates for election as directors of the Company at any annual meeting of shareholders may be made by a shareholder of record (both at the time notice of such nomination is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting for the election of directors if the shareholder provides timely notice to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder may nominate a candidate for election as a director only as to such class of director whose election the shareholder would be entitled to vote thereon at an annual meeting of shareholders. Any shareholder who desires to make a nomination must be present in person at the annual meeting.
In addition to the information required in a notice of a proposal, a notice to the Secretary with respect to nominations must contain certain information regarding each proposed nominee for director, including, the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.
Further information regarding proposals or nominations by shareholders can be found in Section 1.06 of the Company’s by-laws. If the Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.06 of the Company's by-laws in any material respect, such proposal or nomination will not be considered.
As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.
The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. The Company anticipates hiring Alliance Advisors LLC to assist in the solicitation of proxies for a fee anticipated to be $6,500, plus disbursements. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.
Copies of the 2019 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, along with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders may be obtained, without charge, from the Treasurer of the Company, East Aurora, New York 14052.
By Order of the Board of Directors
Robert J. Olivieri, Secretary

Dated: East Aurora, New York
December 30, 2019

MOOG INC.

Wyndham San Diego Bayside
Music Box
Union St
W A St
N Harbor Dr
Pacific Hwy
San Diego Expedited Passport Agency
State St
International Cruise Ship Terminal
W B St
Karl Strauss Brewing Company
World Pier
The Intercontinental Hotel
901 Bayfront Ct.
Santa Fe
W C St
Hall of Jus
The Westin San Diego
Flagship Cruises & Events
Navy Pier
W E St
Office Depot
Park Row Community
USS Midway Museum
Map data ©2019 Google

Driving Directions to the InterContinental Hotel San Diego 901 Bayfront Court
(approximately 1/8th mile from the Broadway Pier)
Phone: 619-501-9400

San Diego International Airport (SAN) :
Depart the San Diego International Airport. Head NW on Airport Terminal Rd. Take the ramp to I-5/Downtown. Follow Interstate 5 South to Front St., Exit 17. Follow Front Street and go left on West Ash Street, and right on Pacific Coast Highway to Bayfront Court.

From the North
Follow Interstate 5 South to Front St. Exit 17. Follow Front Street, go left on West Ash Street, and right on Pacific Coast Highway to Bayfront Court.

From the South
Follow Interstate 5 North to West Hawthorn Street, exit at 17A for W Hawthorn St., turn left on Pacific Coast Highway and right on to W Broadway to Bayfront Court.

	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945			Class A Shares

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
			:	INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on February 10, 2020.
			(	PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on February 10, 2020.
			*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

Proposal 1.	Election of directors: Class A Director — Term Expiring 2021	01 Janet M. Coletti	☐	Vote FOR nominee	☐	WITHHOLD AUTHORITY TO vote for nominee listed to the left
	Election of directors: Class A Director — Term Expiring 2023	02 Kraig H. Kayser	☐	Vote FOR nominee	☐	WITHHOLD AUTHORITY TO vote for nominee listed to the left

Proposal 2.	Ratification of Ernst & Young LLP as auditors for Moog Inc. for the 2020 fiscal year		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR	PROPOSALS 1 AND 2.

Address Change? Mark box, sign, and indicate changes below:		☐
Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS
February 11, 2020
9:00 am PST

The Intercontinental Hotel
901 Bayfront Ct.
San Diego, California 92101

Moog Inc.
c/o Equiniti Trust Company
Shareowner Services
P.O. Box 64873	CLASS A SHARES PROXY
St. Paul, MN 55164-0873

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 11, 2020.

The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Donald R. Fishback, John R. Scannell, and Robert J. Olivieri, and each of them as proxies with full power of substitution, to vote your Class A shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945			Class B Shares

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
:
INTERNET – www.proxypush.com/moga
Use the Internet to vote your proxy with respect to your
(i) RSP Shares and ESPP Shares until 6:00 p.m. (ET)
on February 6, 2020 and (ii) all other Class B shares
until 6:00 p.m. (ET) on February 10, 2020.

(
PHONE - 1-866-883-3382
Use a touch-tone telephone to vote your proxy with respect to your (i) RSP Shares and ESPP Shares until 6:00 p.m. (ET) on February 6, 2020 and (ii) all other Class B shares until 6:00 p.m. (ET) on February 10, 2020.

			*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

Proposal 1.	Election of directors: Class B Director — Term Expiring 2023	01 Brenda L. Reichelderfer	☐	Vote FOR nominee	☐	WITHHOLD AUTHORITY TO vote for nominee listed to the left
	Election of directors: Class B Director — Term Expiring 2023	02 John R. Scannell	☐	Vote FOR nominee	☐	WITHHOLD AUTHORITY TO vote for nominee listed to the left

Proposal 2.	Ratification of Ernst & Young LLP as auditors for Moog Inc. for the 2020 fiscal year		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR	PROPOSALS 1 AND 2.

Address Change? Mark box, sign, and indicate changes below:		☐
Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS
February 11, 2020
9:00 am PST

The Intercontinental Hotel
901 Bayfront Ct.
San Diego, California 92101

Moog Inc.
c/o Equiniti Trust Company
Shareowner Services
P.O. Box 64873	CLASS B SHARES PROXY
St. Paul, MN 55164-0873

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 11, 2020.

This proxy (including these voting instructions) covers (i) all Class B shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (the “RSP” and such Class B shares being the “RSP Shares”) as to which the undersigned has the right to give voting instructions under the RSP, (ii) all Class B shares acquired by the undersigned under the Moog Inc. Employee Stock Purchase Plan (the “ESPP” and such Class B shares being the “ESPP Shares”), and (iii) all other Class B shares held by the undersigned.

The RSP Shares will be voted by the Trustee, Great-West Trust Company, LLC, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the RSP Shares will be voted by the Trustee of the RSP in accordance with the rules of the RSP. The ESPP Shares and all other Class B shares will be voted as you specify on the reverse side.

The voting cutoff for the RSP Shares and ESPP Shares held by the undersigned is 6:00 p.m. (ET) on February 6, 2020. The voting cutoff for all other Class B shares held by the undersigned is 6:00 p.m. (ET) on February 10, 2020.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

With respect to any Class B shares held by the undersigned, other than any RSP Shares, by signing the proxy, you revoke all prior proxies and appoint Donald R. Fishback, John R. Scannell, and Robert J. Olivieri, and each of them as proxies with full power of substitution, to vote your Class B shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.